THIRD AMENDMENT TO PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made as of August  25, 2008, by and between (i) DTC PARTNERS, LLC, a Virginia limited liability company (“Seller”), and (ii) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association  (“Purchaser”).

RECITALS:

A.           Seller and Purchaser entered into that certain Purchase Agreement dated May 2, 2008 (the “Original Agreement”), as amended by that certain First Amendment to Purchase Agreement dated June 30, 2008, and as further amended by that certain Second Amendment to Purchase Agreement dated July 29, 2008 (the “Second Amendment”, and collectively, the “Purchase Agreement”), by which Seller agreed to sell and Purchaser agreed to purchase either the Option 1 Parcel (as defined in the Agreement) or the Option 2 Parcel (as defined in the Agreement), constituting a part of approximately 189.51 acres of unimproved land owned by Seller located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia comprising a portion of the "Dulles Town Center Project" and known as Tax Map 80-102A (GPIN No. ###-##-####), all as more particularly described in the Agreement.

B.           Seller and Purchaser desire to amend the Agreement to reflect their agreement on the forms of the Pond Easement Agreement and the Proffer Allocation and Infrastructure Agreement, among other things, as more fully set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual rights and obligations hereunder, Seller and Purchaser hereby agree as follows:

1.
Purchase Agreement.   The parties agree that the Purchase Agreement is in full force and effect, unamended except as expressly set forth in this Amendment.  All capitalized terms used in, and not otherwise defined in, this Amendment shall have the meanings given them in the Purchase Agreement.

2.
Proffer Allocation and Infrastructure Agreement.  Seller and Purchaser agree that the Proffer Allocation and Infrastructure Agreement shall be substantially in the form of the Proffer Allocation, Assessment and Exchange Agreement attached as Exhibit A to this Amendment.

3.
Pond Easement Agreement.  Seller and Purchaser agree that the Pond Easement Agreement shall be substantially in the form of the Access Easement and Storm Water Manager Agreement attached as Exhibit B to this Amendment.

4.	Joinder of Mortgagee. Seller agrees that it will request Wachovia Bank, National Association (“Wachovia”), the party secured by the deed of trust encumbering the

Overall Property, to sign the Consent appended to the Proffer Allocation, Assessment and Exchange Agreement attached as Exhibit A to this Amendment and the Access Easement and Storm Water Manager Agreement attached as Exhibit B to this Amendment, and will use commercially reasonable efforts to obtain Wachovia’s signature to those Consents when the Proffer Allocation, Assessment and Exchange Agreement and the Access Easement and Storm Water Manager Agreement are delivered at the Closing, but in doing so the Seller shall not be obligated to make any payment or grant any other financial concession to Wachovia or to agree to any change or modification to the deed of trust securing Wachovia’s loan.  Purchaser agrees that obtaining Wachovia’s signed Consents to the Proffer Allocation, Assessment and Exchange Agreement and the Access Easement and Storm Water Manager Agreement shall not be a condition precedent to its obligation to consummate the purchase of the Property pursuant to the Purchase Agreement.

5.
Ratification.  Except as specifically modified herein, all terms and conditions of the Purchase Agreement are hereby ratified by the parties hereto and shall remain in full force and effect.  In the event that any terms of this Amendment shall conflict with the terms of the Purchase Agreement, the terms of this Amendment shall prevail.  All references herein to the “Purchase Agreement” shall mean the Purchase Agreement as amended by this Amendment.  This Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.

[Signatures on following page. ]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above stated.

SELLER

DTC PARTNERS, LLC

By:            Lerner Enterprises, LLC, its
           Authorized Member

By:  ______________________

Name: ____________________

Title:  Manager

Date of Signing: ______________, 2008

PURCHASER

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:           /s/ JOHN T. EVANS
Name: John T. Evans
Title: Senior Vice President

Date of Signing: August 22, 2008

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above stated.

SELLER

DTC PARTNERS, LLC

By:      Lerner Enterprises, LLC, its
           Authorized Member

By:  /s/ MARK D. LERNER

Name: Mark D. Lerner

Title:  Manager

Date of Signing: August 25, 2008

PURCHASER

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:           ___________________________________
Name:______________________________
Title:_______________________________

Date of Signing: ________________, 2008

This Instrument Was Prepared
By and Return Original To:

John G. Kelly, Esq.
Reed Smith LLP
3110 Fairview Park Drive
Suite 1400
Falls Church, VA 22042
                                                                        Tax Map Number_______________
                                                                                                                                                                        Consideration: $10.00

EXHIBIT A

PROFFER ALLOCATION, ASSESSMENT
AND EXCHANGE AGREEMENT

THIS PROFFER ALLOCATION, ASSESSMENT AND EXCHANGE AGREEMENT (this “Agreement”) is made as of the  day of ______________, 200___(the “Effective Date”), by and between NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (“CFC”) and DTC PARTNERS, LLC, a Virginia limited liability company (“DTC”).

WITNESSETH THAT:

WHEREAS, immediately before the execution and delivery of this Agreement, and pursuant to the terms and conditions of that certain Purchase Agreement between CFC and DTC dated May 2, 2008, as amended (collectively, the “Purchase Agreement”), DTC transferred and conveyed to CFC that certain real property more particularly described on attached Exhibit A (the “CFC Parcel”), which was, before the execution and delivery of this Agreement, a part of a larger parcel owned by DTC consisting of approximately 184 acres of unimproved land located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia known as Tax Map 80-102A (GPIN No. ###-##-####), of which the CFC Parcel is a part, and which together with those certain parcels containing (i) 42.88 acres known as Tax Map 80((23)) Block 3 (GPIN ###-##-####) and (ii) 7.75 acres known as Tax Map 80((23)) Block 1 (GPIN ###-##-####), comprise the undeveloped portions of the Dulles Town Center project (the “DTC Project”), which three (3) parcels are more particularly described on attached Exhibit B;

WHEREAS, the DTC Project and certain improved parcels are subject to the Concept Plan and those certain Proffers associated with ZMAP 1990-0014 approved by the Loudoun County Board of Supervisors on December 17, 1991, which are described on attached Exhibit C (collectively, the "Existing Proffers");

WHEREAS, pursuant to the Purchase Agreement, DTC and CFC agreed to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, CFC and DTC hereto agree as follows:

1.           Definitions.  The following terms as used herein or in any amendment hereof shall have the following meanings:

A.           Affiliate.  When used with reference to any Person, any Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person (the term "control" for this purpose, shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the equity interests).  In the case of CFC, Affiliate shall also mean any member of CFC and any entity, the accounts of which will be or are consolidated with those of CFC in its consolidated financial statements.

B.           Business Days.  Any day other than a Saturday, Sunday or legal holiday recognized by the Commonwealth of Virginia.

C.           Century Boulevard CPAP.  The Construction Plans and Profiles for the Century Boulevard Extension entitled “Century Boulevard” prepared by Dewberry dated __________, last revised ___________, as approved by Loudoun County (County reference # _____________).

D.           CFC Assumed Proffers.  The Existing Proffers that CFC has agreed to be responsible for or to comply with as set forth on attached Exhibit C-1.

E.           CFC Parcel Owner.  The Person(s) who from time to time is (are) the Owner of the CFC Parcel(s).  On the Effective Date, CFC is the CFC Parcel Owner.

F.           CFC Parcel(s).  The real property described in attached Exhibit A and any part or parts of the real property described in attached Exhibit A created as separate parcels of land by boundary line adjustment plat, subdivision waiver plat or a plat of subdivision sufficient, in form and substance, to permit such part or parts to be legally capable of being conveyed by deed.

G.           CFC’s Intended Use.  The development and construction on the CFC Parcel of office buildings (and other such incidental uses permitted under the current PD-OP zoning and the Existing Proffers) and related improvements containing no more than 450,000 square feet of gross floor area.

H.           County.  Loudoun County, Virginia.

I.           DTC Parcel(s) Owner.  The Person(s) who from time to time is (are) the Owner of the DTC Parcel(s).  On the Effective Date, DTC is the DTC Parcel(s) Owner.

J.           DTC Parcel(s).  The DTC Retained Property and any separate part or parts of the DTC Retained Property created as separate parcels of land by boundary line adjustment plat, subdivision waiver plat or a plat of subdivision sufficient, in form and substance, to permit such part or parts to be legally capable of being conveyed by deed.

K.           DTC Project.  The parcel of unimproved land owned by DTC consisting of approximately 184 acres, more or less, located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia, known as Tax Map 80-102A (GPIN No. ###-##-####), of which the CFC Parcel is a part, together with those certain parcels containing (i) 42.88 acres known as Tax Map 80((23)) Block 3 (GPIN ###-##-####) and (ii) 7.75 acres known as Tax Map 80((23)) Block 1 (GPIN ###-##-####).  The DTC Project, which comprises the undeveloped portions of the Dulles Town Center project, is more particularly described on attached Exhibit B.

L.           DTC Retained Property.  All real property included as a part of the DTC Project other than the CFC Parcel.

M.           DTC  Retained Proffers.  All of the Existing Proffers other than the CFC Assumed Proffers.1

N.           Mortgage.    Any mortgage, deed of trust or other security instrument recorded among the Land Records of Loudoun County, Virginia, creating an interest in or affecting title to all or any part of the DTC Project, and any and all renewals, modifications, consolidations, or extensions of any such instrument.

O.           Mortgagee.  An institutional lender (one or more commercial or savings banks, savings and loan associations, trust companies, credit unions, industrial loan associations, insurance companies, pension funds or business trusts, including but not limited to real estate investment trusts, any other lender regularly engaged in financing the purchase, construction, or improvement of real estate, or any assignee of loans made by such lender, or any combination of any of the foregoing entities) that is the holder or beneficiary of a Mortgage.

P.           Owner.  The Person(s) who from time to time is (are) the owner(s) of fee simple title to a Parcel and a Mortgagee in possession of a Parcel during the period of the Mortgagee’s actual possession, but the term Owner shall not include a Mortgagee or any other Person who holds only a lien or security interest in a Parcel as security for the performance of an obligation unless and until such Mortgagee or other Person shall have either acquired record
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1
If the Pending Rezoning (as defined in the Purchase Agreement) is approved before the closing under the Purchase Agreement, the term “DTC Retained Proffers” should be revised to read as follows:  “All of the Existing Proffers (other than the CFC Assumed Proffers) and all Proffers, development conditions or similar requirements associated with ZMAP _____-______ approved by the Loudoun County Board of Supervisors on ___________, ____, a copy of which is attached hereto as Exhibit C-1 and incorporated herein by reference.”

legal title to the Parcel through foreclosure or any proceeding in lieu thereof or entered into actual possession of the Parcel nor shall the term Owner include the County as the owner of any land dedicated to the County for public roads.

N.           Parcels.  The CFC Parcel and the DTC Parcel(s).

O.           Pending Rezoning.  DTC’s application to rezone all or a part of the DTC Retained Property filed with the Board of Supervisors of Loudoun County, Virginia, on _________ [insert other identifying information]2

P.           Person.                         An individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited liability company or other legal entity, including a governmental entity.

Q.           Proffers.  Any and all proffers, special exception conditions, impact fees or other development exactions associated with the DTC Project, including, without limitation, the Existing Proffers.

2.           Performance of Proffer Obligations.  The CFC Parcel Owner shall be responsible, at its sole cost and expense, for the performance of the CFC Assumed Proffers, including the payment and performance of all costs, expenses, assessments and agreements relating to the CFC Assumed Proffers, as and when required by the County (including any performance required so as not to impact or delay development by the DTC Parcel(s) Owner of buildings and other improvements on the DTC Parcels).  The DTC Parcel(s) Owner shall be responsible, at its sole cost and expense, for the performance of the DTC Retained Proffers, including the payment and performance of all costs, expenses, assessments and agreements relating to the DTC Retained Proffers, as and when required by the County (including any performance required so as not to impact or delay development by the CFC Parcel Owner of buildings and other improvements on the CFC Parcel).

3.           Cooperation in Future Rezoning.

(a)           The CFC Parcel Owner agrees to cooperate with the DTC Parcel(s) Owner in obtaining the approval of the Board of Supervisors of the County of the Pending Rezoning, provided the Pending Rezoning does not impose any monetary obligations or other material conditions or development restrictions on the CFC Parcel, other than those limiting the CFC Parcel to development of PD-OP uses under the 1993 Zoning Ordinance of Loudoun County, Virginia, with buildings and other improvements with a maximum gross floor area of 450,000 square feet and those identified as obligations imposed on the CFC Parcel in this Agreement.  The DTC Parcel(s) Owner agree(s) that the Pending Rezoning shall not restrict the ability of the CFC Parcel Owner to develop the CFC Parcel for CFC’s Intended Use.3
__________________
1	Delete if Pending Rezoning is approved before the closing under the Purchase Agreement.

2	Delete if Pending Rezoning is approved before the closing under the Purchase Agreement.

(b)           Except for the restriction contained in Section 7 hereof, this Agreement shall not preclude the CFC Parcel Owner from pursuing a subsequent amendment to the rezoning applicable to the CFC Parcel, including, but not limited to, increasing the gross floor area or FAR applicable to the CFC Parcel, provided such subsequent rezoning does not decrease the density of development otherwise permitted on the DTC Parcels or, without the consent of the DTC Parcel(s) Owner, cause the DTC Parcels to be subject to any Proffers other than the Existing Proffers.

(c)           This Agreement shall not preclude the DTC Parcel(s) Owner from pursuing a subsequent amendment to the zoning applicable to the DTC Project (excluding the CFC Parcel), including, but not limited to, increasing the density of development of buildings and other improvements on the DTC Parcels, provided such subsequent rezoning does not decrease the density of development otherwise permitted on the CFC Parcel or, without the consent of the CFC Parcel Owner, cause the CFC Parcel to be subject to any Proffers other than the CFC Assumed Proffers.

4.           Changes to Proffers.  The DTC Parcel(s) Owner shall not make any changes to the DTC Retained Proffers that have a material adverse effect on the CFC Assumed Proffers.  The CFC Parcel Owner shall not make any changes to the CFC Assumed Proffers that have a material adverse effect on the DTC Retained Proffers.

5.           Property Exchange.

(a)           If within five (5) years after the Effective Date, the County approves the Pending Rezoning, or another rezoning of the DTC Project (including the CFC Parcel) that permits the elimination of the extension of Century Boulevard over the CFC Parcel as shown on Exhibit D, the CFC Parcel(s) Owner shall have the right, by delivering notice to the DTC Parcel(s) Owner who owns the part of the Option 1 Parcel (as shown on Exhibit D) not included in the Option 2 Parcel (the “DTC Parcel 1 Owner”) within sixty (60) days after such approval becomes final (with time being of the essence), to require the DTC Parcel 1 Owner to join with the CFC Parcel(s) Owner in effecting the boundary line adjustment and the exchange transactions described in Section 5(b) below.  The DTC Parcel 1 Owner agrees to give the CFC Parcel(s) Owner written notice of the approval of such a rezoning and the commencement of the sixty (60) day period.

(b)           If the CFC Parcel(s) Owner timely delivers to the DTC Parcel 1 Owner the notice referred to in Section 5(a) above, the CFC Parcel Owner at its sole cost and expense, shall promptly cause its civil engineers to prepare a boundary line adjustment plat that, when approved by the County, will permit the DTC Parcel 1 Owner to convey the part of the Option 1 Parcel (as shown on Exhibit D) not included in the Option 2 Parcel to the CFC Parcel Owner and will permit the CFC Parcel Owner to convey the part of the Option 2 Parcel (as shown on Exhibit D) not included in the Option 1 Parcel to the
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Continued from previous page

DTC Parcel 1 Owner so that, immediately after the exchange, the CFC Parcel(s) Owner will be the sole owner of the Option 1 Parcel and the DTC Parcel 1 Owner will be the sole owner of that portion of the Option 2 Parcel that, on the Effective Date, is not a part of the Option 1 Parcel.  The DTC Parcel 1 Owner shall have the right to approve the boundary line adjustment plat, but agrees that its approval will not be unreasonably withheld, delayed or conditioned.  Promptly after the boundary line adjustment plat (in the form approved by the DTC Parcel 1 Owner) is approved by the County, the DTC Parcel 1 Owner and the CFC Parcel(s) Owner shall complete the exchange by the delivery of special warranty deeds. Each party (the “Grantor”) shall transfer and convey to the other party (the “Grantee) good and marketable title to the land to be conveyed by the Grantor, free and clear of all liens, encumbrances, easements, rights-of-way, covenants, conditions and other matters affecting title other than Permitted Title Exceptions.  For purposes of this Section 5, “Permitted Title Exceptions” means (i) easements, right-of-way, covenants and conditions existing on the Effective Date or created on or after the Effective Date pursuant to this Agreement or any other agreement between the parties, and (ii) customary easements associated with the permitted development of buildings and other improvements on the CFC Parcel and any tree preservation easements contemplated as part of the Pending Rezoning granted or created after the Effective Date, none of which has a material adverse effect on the development of buildings and other improvements on the land owned by the Grantee or imposes any monetary obligation on the Grantee. Each party shall pay the Virginia grantor’s tax with respect to the deed in which it is the grantor and all other transfer taxes and recording expenses with respect to the deed in which it is the grantee.  The parties shall not prorate or adjust current real estate taxes with respect to the land being exchanged.  All obligations created by this Agreement, including the restrictions in Section 7, shall be binding on the Option 1 Parcel after the consummation of the exchange.

(c)           Each party agrees that, before it grants or creates any easement, right-of-way, covenant or condition affecting or burdening all or any part of the real property to be conveyed by such party to the other party pursuant to Section 5(a), it will deliver a copy of the proposed instrument granting or creating such easement, right-of-way, covenant or condition to the other party and give the other party a period of not less than fifteen (15) days in which to provide written comments on the form and substance of the proposed instrument.

(d)           Section 5(a) shall not apply unless, at the time the CFC Parcel(s) Owner delivers the notice referred to in Section 5(a), the CFC Parcel is owned by CFC, by an Affiliate of CFC or by CFC and one or more of its Affiliates.

6.           Dulles Town Center Community Development Authority Assessment.  The Owners hereby also covenant and declare, on behalf of themselves and their respective successors and assigns, that from and after the Effective Date, the CFC Parcel and the DTC Parcel(s) shall be held, conveyed, acquired and developed subject to the following terms and provisions:

The DTC Project is subject to the lien of the assessment associated with the Dulles Town Center Community Development Authority ("CDA").  The assessment lien applicable to the DTC Project is based on the potential for the CDA to issue bonds up to the aggregate principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), while the annual installment is based on the aggregate principal amount of bonds issued and outstanding on May 2, 2008, which is THIRTY-SIX MILLION FIVE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($36,560,000.00) [NOTE:  THIS AMOUNT TO BE REDUCED TO REFLECT BOND REPAYMENTS] (the “Existing Bonds”).  The DTC Parcel(s) Owner agrees that the maximum liability of the CFC Parcel Owner for the assessment lien or annual installments, or both, shall always be based on the aggregate principal amount of the Existing Bonds (as the same is projected to be reduced based on regularly scheduled principal payments) and the payment schedule associated with the Existing Bonds.  If there is an increase in the principal amount of, or a refinancing or refunding of, the Existing Bonds, the liability of the CFC Parcel Owner shall be based on the aggregate principal amount of the Existing Bonds (as the same is projected to be reduced based on regularly scheduled principal payments) and the DTC Parcel(s) Owner shall be responsible for any increase in either the assessment lien or the annual installment, or both,  associated with any increase in the aggregate principal amount of, or any refunding or/refinancing of, the Existing Bonds.  If there is a refunding or refinance of the Existing Bonds (without any increase in the term of the Existing Bonds) that reduces the annual installment, the CFC Parcel Owner shall be entitled to the benefit of such lesser annual installment unless the CFC Parcel Owner has previously prepaid the assessment lien applicable to the CFC Parcel.
7.           Restrictions on Development of and Rezoning of CFC Parcel.

(a)           The CFC Parcel(s) Owner agrees that it will not develop or construct on the CFC Parcel buildings or other improvements containing more than 450,000 square feet of PD-OP uses, except as follows:

(1)           during the period beginning on the Effective Date and ending on the twentieth (20th) anniversary of the Effective Date, unless the CFC Parcel is rezoned to permit a density of development greater than 450,000 square feet of office space and the buildings or other improvements consist of one or more additional office buildings that will be occupied solely by CFC or one or more of its Affiliates; or

(2)           after the twentieth (20th) anniversary of the Effective Date, unless the CFC Parcel is rezoned to permit a density of development greater than 450,000 square feet of office space.

(b)           The CFC Parcel Owner agrees that, during the period beginning on the Effective Date and ending on the twentieth (20th) anniversary of the Effective Date, it will not cause or permit the CFC Parcel to be rezoned to permit a density of development greater than 450,000 square feet of office space, unless the increased density of development is for the purpose of constructing one or more additional office buildings on the CFC Parcel that will be occupied solely by the CFC Parcel Owner or one or more of its Affiliates.

(c)           During the term, including renewal options, of the Lease Agreement dated September 6, 2005, by and between Dulles Town Center Mall, LLC, a Virginia limited liability company, as Landlord, and L.A. Fitness International, LLC, a California limited liability company, as Tenant (the “LA Fitness Lease”), so long as Tenant is open and operating in the entire Premises (as defined in the LA Fitness Lease) consistent with the requirements of the LA Fitness Lease for the Permitted Use (as defined in the LA Fitness Lease), no portion of the CFC Parcel shall be used for the operation of a full service health club and fitness facility engaged in the sale of memberships to the general public (including, without limitation, weight and aerobic training, racquetball, basketball, swimming pool, sauna and whirlpool facilities and aerobic, free weights, spinning and boxing programs, karate, boxing, cardiovascular and jazzercise operations, and personal training).

  FRXLIB-543742.7-JGKELLY

8.           Cooperation in Future Development.

(a)           Subject to the limitations in Section 3, the CFC Parcel Owner shall cooperate with the DTC Parcel(s) Owner in connection with the future development of buildings and other improvements on the DTC Parcel(s) and shall grant to the DTC Parcel(s) Owner any necessary easements and make any required dedications and join in any applications, including rezoning applications, that the DTC Parcel(s) Owner desires in connection with the development of buildings and other improvements on the DTC Parcel(s), provided any such cooperation does not have a material adverse impact to the development of buildings and other improvements on the CFC Parcel permitted by this Agreement or applicable law or increase the cost of construction of such buildings or other improvements, unless the DTC Parcel(s) Owner agrees to pay, or reimburse the CFC Parcel Owner for, such additional costs.

(b)           Subject to the limitations in Section 3 and Section 7, the DTC Parcel(s) Owner shall cooperate with the CFC Parcel Owner in connection with the future development of buildings and other improvements on the CFC Parcel and shall grant to the CFC Parcel Owner any necessary easements and make any required dedications and join in any applications, including rezoning applications, that the CFC Parcel Owner desires in connection with the development of buildings and other improvements on the CFC Parcel, provided any such cooperation does not have a material adverse impact to the development of buildings and other improvements on the DTC Parcel(s) permitted by this Agreement or applicable law or increase the cost of construction of such buildings or other improvements, unless the CFC Parcel Owner agrees to pay, or reimburse the DTC Parcel(s) Owner for, such additional costs.

9.           DTC Parcel(s) Owner’s Indemnity.  The DTC Parcel(s) Owner shall indemnify, defend and hold harmless the CFC Parcel Owner from and against all loss, cost, liability, damage, judgments, and causes of action (including reasonable attorneys’ fees and court costs) arising from the failure of the DTC Parcel(s) Owner to perform its obligations under Section 2 hereof.

10.           CFC Parcel Owner’s Indemnity.  The CFC Parcel Owner shall indemnify, defend and hold harmless the DTC Parcel(s) Owner from and against all loss, cost, liability, damage, judgments, and causes of action (including reasonable attorneys’ fees and court costs) arising from the failure of the CFC Parcel Owner to perform its obligations under Section 2 hereof.

11.           Cure Rights.  If an Owner fails to timely perform its obligations under this Agreement (the “Defaulting Owner”), the other Owner (the “Non-defaulting Owner”) shall have the right, but not the obligation, subject to the conditions and the notice provisions set forth below: (i) to enter upon the land of the Defaulting Party to perform the Defaulting Party's obligations under this Agreement as may be deemed necessary by Non-Defaulting Party in its reasonable discretion; and (ii) to pay or perform the Defaulting Owner’s obligations.  Before the Non-defaulting Owner exercises its rights pursuant to the first sentence, the Non-defaulting Owner shall deliver written notice to the Defaulting Owner specifying the default with reasonable specificity ("Default Notice").  If the Defaulting Owner fails to cure its default within thirty (30)  days after receipt of the Default Notice (or, if the default is capable of being cured, but cannot be cured within such thirty (30)  day period, if the Defaulting Owner does not commence to cure the default within said thirty (30) day period and thereafter diligently prosecute a cure of the same to completion within a reasonable time), then the Non-defaulting Owner shall be entitled to exercise its cure rights hereunder; provided, however, that in the case of an emergency (including, without limitation, if the Defaulting Owner's failure to perform an obligation under this Agreement results in the County threatening to withhold or actually withholding building, occupancy or other permits for the DTC Parcel(s) or the CFC Parcel, as the case may be), then the Non-defaulting Owner shall be entitled to exercise its cure rights contained herein within five (5) Business Days after delivery of the Default Notice.  If the Non-defaulting Owner elects to exercise its cure rights hereunder, then the Defaulting Owner shall pay to the Non-defaulting Owner all reasonable sums expended by the Non-defaulting Owner in connection with the actions taken by the Non-defaulting Owner hereunder within ten (10) Business Days after receipt by the Defaulting Owner from the Non-defaulting Owner of a written demand for payment.  Any monies not paid by the Defaulting Owner to the Non-defaulting Owner within the ten (10) Business Day period shall thereafter accrue interest at the rate of ten percent (10%) per annum (prorated on a per diem basis) commencing on the first day following the expiration of such ten (10) Business Day period and ending on the date that such sum, together with all accrued interest thereon, is received by the Non-defaulting Owner and shall constitute a lien on the Defaulting Owner’s property.  The remedies provided herein shall be in addition to any other remedies afforded to the Non-defaulting Owner in this Agreement or at law or in equity and not in lieu thereof.  The Defaulting Owner hereby grants to the Non-defaulting Owner all necessary easements and rights-of-way over the Defaulting Owner’s land to permit the Non-defaulting Owner to exercise its non-monetary cure rights hereunder including the right to use adjoining property during the periods of actual construction or maintenance.  Any action by an Owner taken pursuant to this Section 11 shall be taken at such times and in such manner as to cause the least practical interference with the business being conducted by the Defaulting Owner or the Owners of other land encumbered by this Agreement.  Except for any grossly negligent or willful act or omission, the acting Owner shall not be liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to the Defaulting Owner or anyone holding under the Defaulting Owner for any action taken pursuant to this Section 11.

12.           Injunctive Relief.  In the event of any violation or threatened violation by any Owner of any of the terms, restrictions, covenants and conditions of this Agreement (whether affirmative or negative in nature), an Owner shall, in addition to such other rights or remedies permitted in this Agreement or at law or in equity, have the right to enjoin such violation or threatened violation by action or suit brought in a court of competent jurisdiction.  Except in the case of an emergency, each Owner shall give at least five (5) Business Days written notice of such violation to the other Owner responsible therefor before commencing an action or suit to enjoin a violation or threatened violation of this Agreement.

13.           Attorneys' Fees.  In the event an Owner shall institute any action or proceeding against any other Owner relating to the provisions of this Agreement, or any default hereunder, then, and in that event, the unsuccessful litigant in such action or proceeding shall reimburse the successful litigant therein for the reasonable expenses of attorneys' fees and disbursements incurred therein by the successful litigant.

14.           No Waiver.  No act or thing done or performed by an Owner pursuant to this Agreement and no omission to act pursuant to this Agreement shall be construed as a waiver of any default by the Defaulting Owner or as a waiver of any covenant, term or condition herein contained or of the performance thereof.

15.            Lender’s Consent.  So long as the land owned by a Defaulting Owner remains encumbered by a Mortgage of which Non-defaulting Owner is provided written notice, the Non-defaulting Owner will mail or deliver to the Defaulting Owner’s Mortgagee, at the address provided to the Non-defaulting Owner and in the manner provided in Section 22, copies of all notices of default permitted or required to be given by the Non-defaulting Owner under and pursuant to the terms and provisions of this Agreement.  At any time before the Non-defaulting Owner performs construction, maintenance, installation, repair or replacement work pursuant to Section 11 because of any default of the Defaulting Owner, or within the time permitted the Defaulting Owner for curing any default under this Agreement as provided therein, the Defaulting Owner’s Mortgagee may, but shall have no obligation to, cure such defaults of the Defaulting Owner.  Notwithstanding the foregoing, the Non-defaulting Owner shall incur no liability for failure to provide copies of such notices to the Defaulting Owner’s Mortgagee.

16.           Mortgages to be Subordinate.  Each Mortgagee under a Mortgage that is recorded among the Land Records after the recordation of this Agreement shall be deemed to have agreed that the lien of its Mortgage shall be subject and subordinate to the easements, covenants and other rights and obligations created and established by this Agreement.  Each such Mortgagee agree that the sale of the land or any interest therein encumbered by its Mortgage pursuant to a foreclosure thereof shall not extinguish or otherwise adversely affect any of the easements, covenants or other rights and obligations on or with respect to such land created and established by this Agreement.

17.           Governing Law, Severability.  If any term, covenant or condition of this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby and each term, covenant, condition and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.  This Agreement and the performance hereof shall be governed by the laws of the Commonwealth of Virginia.

18.           Not Partners.  This Agreement shall not be deemed to constitute any present or future Owner or Mortgagee of any part of the Project as partners or joint venturers.

19.           Exhibits.  The exhibits mentioned herein are hereby incorporated herein by reference and made a part hereof as fully as if set forth in full herein.

20.           Covenants Running With the Land.  All the easements, covenants, conditions and agreements contained in this Agreement shall be covenants running with the land and shall be binding upon and inure to the benefit of any and all present and future Owners of DTC Parcel(s) and the CFC Parcel(s) and their respective heirs, successors, administrators and assigns, except as otherwise provided in the next sentence.  So long as DTC retains ownership of a portion of the DTC Parcel(s) with an assessed value for real estate tax purposes of at least $20,000,000, if a separate DTC Parcel is conveyed to another Person, the grantee, and its heirs, successors, administrators and assigns, shall only be obligated to perform, and the DTC Parcel conveyed to such Person shall only be burdened by, those easements, covenants, conditions and agreements contained in this Agreement that directly relate to or apply to such DTC Parcel and such Person, as Owner of the DTC Parcel, shall not be obligated to perform any agreements contained in this Agreement that do not directly relate to apply to the DTC Parcel.  If a separate CFC Parcel is conveyed to another Person, the grantee, and its heirs, successors, administrators and assigns, shall only be obligated to perform, and the CFC  Parcel conveyed to such Person shall only be burdened by, those easements, covenants, conditions and agreements contained in this Agreement that directly relate to or apply to such CFC Parcel and such Person, as Owner of the CFC Parcel, shall not be obligated to perform any agreements contained in this Agreement that do not directly relate to apply to the CFC Parcel.  The obligations of successor Owners are further limited as provided in Section 24.  Upon any such conveyance of a CFC Parcel, the CFC Parcel Owner may, by an instrument recorded among the Land Records of Loudoun County, Virginia, allocate the 450,000 square feet of office development permitted on the CFC Parcel by Section 7 on the CFC Parcel between the CFC Parcel being conveyed and the CFC Parcel being retained by the grantor.  Upon written request from an Owner, the other Owner(s) agree to execute a partial release from this Agreement, in recordable form, to be recorded among the Land Records of the County, at the expense of the requesting Owner(s), evidencing the provisions of this Section 20 to the extent it applies to any Parcel or portion of a Parcel subsequently conveyed or resubdivided.

21.           Estoppel Certificates.  At any time and from time to time upon the request of any Owner or Mortgagee, as the case may be, on or before the date specified in the request therefor, which date shall not be earlier than thirty (30) days from the making of such request, the Owner(s) shall execute, acknowledge and deliver to the party making such request a certificate evidencing whether or not:

A.	this Agreement is in full force and effect;

B.	this Agreement has been modified or amended in any respect;

C.
there are any existing defaults affecting or arising from the DTC Project or the portion thereof identified in the request hereunder, to the knowledge of the party executing the certificate and specifying the nature of such defaults, if any;

D.	there are due with respect to the DTC Project or portion thereof identified in such request any sums due pursuant to Section 11 of this Agreement; and

E.	such other information as the requesting party may reasonably request.

Each certificate delivered pursuant to this Paragraph may be relied on by the Owner requesting the same and any prospective purchaser or Mortgagee of the requesting Owner.

22.           Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be hand delivered (with signed receipts) or sent by a nationally recognized overnight delivery service, postage prepaid, to the following addresses:  (i) if to DTC, to the attention of Arthur N. Fuccillo, Lerner Enterprises, LLC, 2000 Tower Oaks Boulevard, Eighth Floor, Rockville, Maryland 20852-4208, Fax: (301) __________, with a copy to General Counsel, Lerner Enterprises, LLC, 2000 Tower Oaks Boulevard, Eighth Floor, Rockville, Maryland 20852-4208 (FAX: (301) ___________, or (ii) if to CFC, Joseph Siekierski, c/o National Rural Utilities Cooperative Finance Corporation, ______________________, with copies to General Counsel, c/o National Rural Utilities Cooperative Finance Corporation, _____________________________ and to Benjamin F. Tompkins, Esquire, c/o Reed Smith, LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia  22042 or such other Person or address which the DTC Parcel(s) Owner or the CFC Parcel Owner shall have given upon notice as herein provided.  All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof on the date of hand delivery or on the day after the date of delivery thereof to the overnight delivery service.

23.           Amendment. This Agreement may be amended by a written agreement signed by all Owners and recorded among the Land Records.  Notwithstanding the foregoing, so long as any portion of the CFC Parcel or a DTC Parcel is encumbered by a Mortgage of which the respective Owner has received written notice, this Agreement shall not be amended or terminated without the prior written consent of the Mortgagee. The Owner of the Parcel encumbered by such Mortgage will mail or deliver to the Mortgagee, in the manner provided herein, copies of any proposals to amend or terminate this Agreement, at least fifteen (15) Business Days before any action is taken to amend or terminate this Agreement.  If the Mortgagee does not disapprove the proposal to amend or terminate this Agreement within fifteen (15) Business Days of such Mortgagee's receipt of the proposal, then the Mortgagee's consent to the proposed amendment or termination shall be deemed given with respect to such proposal.  No Mortgagee's consent shall be required with respect to the actions of one Owner which may be taken unilaterally without the consent of the other Owner pursuant to this Agreement (including, without limitation, under Section 8 hereof).

24.           Release; Assumption.  The obligations and liabilities of an Owner under this Agreement shall apply only with respect to the period that such Owner owns fee simple title to a Parcel.  Upon conveyance by an Owner of all of its fee simple interest to a Parcel (other than to a Mortgagee as security for a loan), such Owner shall be relieved of all obligations and liabilities under this Agreement arising after the date of the conveyance, but such Owner shall remain liable for all obligations and liabilities which accrued during the period of its ownership.  Upon the conveyance, the successor, transferee or assign in ownership or interest of any such party shall automatically become liable for all obligations arising after the date of the conveyance, but only during the period of such successors, transferees or assignees ownership.  Notwithstanding anything herein to the contrary, nothing herein shall be construed to relieve DTC from any of its obligations to CFC pursuant to the terms of the Purchase Agreement.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

CFC:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association

By:
Name:
Title:
Date:

STATE OF
City/County of                                                      , to wit:

The foregoing instrument was acknowledged before me this ______ day of __________, 200____, by ___________________, _______________ of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association, on behalf of the corporation.

In testimony whereof I have affixed my official seal on the date first above written.

__________________________
Notary Public

My Commission Expires: _________________

Notary Registration Number:_________________

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FRXLIB-543742.7-JGKELLY

DTC:

DTC PARTNERS, LLC,
a Virginia limited liability company

By Lerner Enterprises, LLC, its Manager

By:
Name:
Title:  Manager

COMMONWEALTH OF VIRGINIA
City/County of ______________, to wit:

The foregoing instrument was acknowledged before me this ______ day of __________, 200___, by ___________________, a Manager of LERNER ENTERPRISES, LLC, the Manager of DTC PARTNERS, LLC, a Virginia limited liability company, on behalf of the company.

In testimony whereof I have affixed my official seal on the date first above written.

__________________________
Notary Public

My Commission Expires: _________________

Notary Registration Number:_________________

FRXLIB-543742.7-JGKELLY

CONSENT

The undersigned, Wachovia Bank, National Association, as the holder of the promissory note secured by, and the beneficiary of, that certain Deed of Trust and Security Agreement (the “Deed of Trust”), dated September 19, 1995, to Benjamin F. Williams and Robert M. Gordon, Trustees, securing First Union National Bank of Virginia, and recorded in Deed Book 1391, at Page 682, among the Land Records of Loudoun County, Virginia; corrected by instrument recorded in deed Book 1418, at Page 1277, among said Land Records; modified by Deed of Appointment of Substitute Trustee(s) dated September 12, 1997 and recorded in Deed Book 1524, at Page 1322 among said Land Records (removing Benjamin F. Williams and Robert M. Gordon and Trustees and substituting TRSTE, Inc. as Substitute Trustee); modified by Deed of Trust Modification Agreement dated September 12, 1997 and recorded in Deed Book 1524, at Page 1324; modified by Second Deed of Trust Modification Agreement and Partial Release dated February 19, 1998 and recorded in Deed Book 1553, at Page 751; modified by Third Deed of trust Modification Agreement dated November 25, 2998 and recorded in Deed Book 2638, at page 2190; corrected by Reinstatement of and Corrective Amendment to Deed of Trust dated December 17, 2007 and recorded in Deed Book 2071, at Page 1856; and modified by Fifth Deed of Trust Modification Agreement recorded as Instrument No. 20070710-0051612 among said Land Records (hereinafter referred to as the “Deed of Trust”), hereby consents to the foregoing and annexed Proffer Allocation, Assessment and Exchange Agreement, and agrees that the Proffer Allocation, Assessment and Exchange Agreement shall have the same force and effect as if it had been executed and recorded before the execution and recording of the Deed of Trust.

Address for Notices:WACHOVIA BANK,
NATIONAL ASSOCIATION

By: __________________
Title: _________________

The foregoing instrument was acknowledged before me this ______ day of __________, 200___, by ___________________, _______________ of Wachovia Bank, National Association, a national banking association, on behalf of the Bank.

In testimony whereof I have affixed my official seal on the date first above written.

__________________________
Notary Public

My Commission Expires: _________________

Notary Registration Number:_________________

FRXLIB-543742.7-JGKELLY

EXHIBIT A

DESCRIPTION OF CFC PARCEL

EXHIBIT B

DESCRIPTION OF DTC PROJECT
(INCLUSIVE OF CFC PARCEL)

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FRXLIB-543742.7-JGKELLY

EXHIBIT C

DESCRIPTION OF PROFFERS

Executed Proffer Statement dated December 1991 for Dulles Town Center by Loudoun-LSJJ Partnership in connection with Rezoning Application ZMAP 1990-0014, as modified by Letter of Clarification dated December 16, 1991 addressed to The Honorable Betty W. Tatum, Chairman, Loudoun County Board of Supervisors, and Lawrence E. Kelly, Esquire, Assistant County Attorney, County of Loudoun.

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FRXLIB-543742.7-JGKELLY

EXHIBIT C-1

CFC Assumed Proffers

BUYER SHALL BE RESPONSIBLE FOR OR COMPLY WITH THE FOLLOWING PROFFERS:

1.	I. 1, 2 and 3. As to the CFC Parcel only.
2.	II.5. As to the CFC Parcel only.
3.	III.6. As to the CFC Parcel only.
4.	IV.7. As to the CFC Parcel and Century Boulevard (as Century Boulevard is shown on CPAP __________ prepared by Dewberry dated __________ (the “Century Boulevard CPAP”)).

5.	V.8, 9 and 10 as to the CFC Parcel and Century Boulevard as shown on the Century Boulevard CPAP.

6.	VIII. 16, 17 and 18. As to the CFC Parcel only and, as to Proffer 17, only to the extent enforced by the County.

7.
IX. 23 and 23.F, 24, 26, 28.  As to Century Boulevard only as shown on the Century Boulevard CPAP.  DTC agrees to make the required dedication and grant the required easements for such portion of Century Boulevard.  CFC’s obligations with respect to signalization as set forth in Proffer 28 shall be limited to the initial installation of a signal at Century Boulevard and Atlantic Boulevard.

8.	X.29.A and B, 30. As to the CFC Parcel and Century Boulevard only as shown on the Century Boulevard CPAP.

9.	X1.31. As to the CFC Parcel only.
10.	X11.32. As to the CFC Parcel only.
11.	XVI.38. As to the CFC Parcel only.
12.	XVII.39. As to the CFC Parcel only.
DTC SHALL BE RESPONSIBLE OR COMPLY WITH ALL OF THE PROFFERS EXCEPT THOSE THAT ARE EXPRESSLY THE RESPONSIBILITY OF CFC AS SET FORTH ABOVE.

IN THE EVENT THE PENDING ZONING (OR OTHER SUBSEQUENT REZONING) IS APPROVED BY THE COUNTY, CFC AND DTC AGREE TO COOPERATE IN GOOD FAITH TO MODIFY THIS EXHIBIT C AND RECORD A MODIFICATION OF THIS AGREEMENT AMONG THE LAND RECORDS OF THE COUNTY TO ALLOCATE THE

PARTIES RESPONSIBILITY WITH RESPECT TO ANY NEW PROFFERS AND ACKNOWLEDGE ANY DELETED PROFFERS.

NO PARTY SHALL HAVE ANY OBLIGATION TO PERFORM A PROFFER THAT IS NO LONGER PART OF THE ZONING APPLICABLE TO THE DTC PROJECT AS A RESULT OF THE COUNTY AMENDING SUCH PROFFERS.

FRXLIB-543742.7-JGKELLY

EXHIBIT D

GRAPHIC SHOWING OPTION 1 AND OPTION 2 PARCELS
AND CENTURY BOULEVARD TO BE ELIMINATED

FRXLIB-543742.7-JGKELLY

[Form of Access Easement and Storm Water Management Agreement]

This Instrument Was Prepared
By and Return Original To:              John G. Kelly, Esq.
Reed Smith LLP
3110 Fairview Park Drive
Suite 1400
Falls Church, VA 22042

                                                                        Tax Map Number_______________
                                                                                                                                                                        Consideration: $10.00

EXHIBIT B

ACCESS EASEMENT

AND STORMWATER MANAGEMENT AGREEMENT

THIS ACCESS EASEMENT AND STORMWATER MANAGEMENT AGREEMENT (this “Agreement”) is made this ___________ day of _____________, 200_ (the “Effective Date”), by and between NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (“CFC”), and DTC PARTNERS, LLC, a Virginia limited liability company (“DTC”).  DULLES TOWN CENTER PROPERTY OWNERS ASSOCIATION, a Virginia nonstock corporation (the “Association”) joins in the execution of this Agreement for the specific purposes set forth herein.

RECITALS:

A. Immediately before the Effective Date, and pursuant to the terms and conditions of that certain Purchase Agreement between CFC and DTC dated May 2, 2008, as amended (collectively, the “Purchase Agreement”), DTC transferred and conveyed to CFC that certain real property more particularly described on Exhibit A-1 attached hereto and incorporated herein by reference (the “CFC Parcel”).  Before the Effective Date, the CFC Parcel was part of a larger tract of land owned by DTC consisting of approximately 239 acres of unimproved land located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia, known as Tax Map 80-102A (GPIN No. ###-##-####) (the “DTC Parcel”), and which together with those certain parcels containing (i) 42.88 acres known as Tax Map 80((23)) Block 3 (GPIN ###-##-####) and (ii) 7.75 acres known as Tax Map 80((23)) Block 1 (GPIN ###-##-####), comprise the undeveloped portions of the Dulles Town Center project (the “DTC Project”).  The DTC Project shall include all of the 554 acres originally owned by DTC, as successor by name change to Loudoun LSJJ Partnership.

B. On the Effective Date, DTC remains the owner of that portion of the DTC Project not sold to CFC as the CFC Parcel, which is more particularly described on Exhibit A-2 attached hereto and incorporated herein by reference (the “DTC Retained Parcel”).

C. Pursuant to an integrated plan of development, DTC has (i) has established an integrated plan for the management of stormwater in the DTC Project (the “Stormwater Management Plan”), and (ii) created the Association (defined below) to provide continuing maintenance, operation and ownership of certain areas of the DTC Project which are of common benefit to the DTC Project, including but not limited to certain of the stormwater detention facilities.

D. Pursuant to the Stormwater Management Plan, on the Effective Date a portion of the stormwater management needs for the DTC Project are being provided by a storm-water detention facility located on the CFC Parcel (the “Existing Stormwater Detention Facility”).  As more particularly set forth in this Agreement, either DTC or CFC shall have the right, subject to the terms contained herein, to replace or modify the Existing Stormwater Detention Facility with a new stormwater detention facility (the “New Stormwater Detention Facility”).  The Existing Stormwater Detention Facility is located in the area designated as such on Exhibit B and the New Stormwater Detention Facility may be located within the area depicted on Exhibit B as “Potential Location of New Stormwater Detention Facility”.

E. DTC and CFC intend by this Agreement to establish certain restrictions and obligations to provide for the maintenance, management and operation of the Existing Stormwater Detention Facility and for the construction, maintenance, management and operation of the New Stormwater Detention Facility.  DTC and CFC intend by this Agreement to create and grant stormwater drainage easements and, in certain instances, to provide for the future grant of stormwater drainage easements to the County, over portions of the CFC Parcel for the drainage of stormwater run off into the Existing Stormwater Detention Facility and the New Stormwater Detention Facility.

F. A small portion of a public roadway known as Century Boulevard presently exists on the DTC Retained Parcel.  DTC and CFC intend that Century Boulevard shall be extended as a four lane median divided public roadway, that a private road will be extended on the CFC Parcel from the terminus of the Century Boulevard Extension that will provide shared access for the CFC Parcel Owner and the DTC Parcel Owner, and that the DTC Parcel Owner may construct private roads in  certain areas located on the CFC Parcel, as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, DTC and CFC hereby declare that the Parcels are, and shall be, held, transferred, sold, conveyed, occupied and used subject to the easements, covenants and provisions hereinafter set forth.

Section 1 DEFINITIONS ..

For the purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Affiliate” shall mean, when used with reference to any Person, any Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person (the term "control" for this purpose, shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the equity interests).  In the case of CFC, Affiliate shall also mean any member of CFC and any entity, the accounts of which will be or are consolidated with those of CFC in its consolidated financial statements.

(b)           “CFC Parcel Owner” shall mean the Person(s) who is (are) the Owner(s)  of the CFC Parcel.  On the Effective Date, CFC is the CFC Parcel Owner.

(c)           “Century Boulevard CPAP” shall mean the Construction Plans and Profiles for the Century Boulevard Extension entitled “Century Boulevard” prepared by Dewberry, dated ________, last revised ___________, as approved by Loudoun County (County reference #______________).

(d)           “Century Boulevard Extension” shall mean the extension of Century Boulevard as a four lane median divided roadway on the DTC Retained Parcel in the location indicated on Exhibit C attached hereto.

(e)           “County” shall mean Loudoun County, Virginia.

(f)           “DTC Parcel Owner” shall mean the Person(s) who is (are) the Owner(s) of the DTC Retained Parcel.  On the Effective Date, DTC is the DTC Parcel Owner.

(g)           “Facility” or “Facilities” shall mean the Existing Stormwater Management Facilities or the New Stormwater Management Facilities, or both, as the context may require.   The location (or potential location) of the Facilities is shown on Exhibit B attached hereto.

(h)            “Land Records” shall mean the Land Records of Loudoun County, Virginia.

(i)           “Legal Requirements” shall mean all laws, statutes, ordinances, orders, rules, regulations and requirements of any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit or subdivision thereof, having or acquiring jurisdiction over the Parcels or the use and improvement thereof, whether now or here-after in force.

(j)           “Mortgage” shall mean any mortgage, deed of trust or other security instrument recorded among the Land Records creating an interest in or affecting title to a Parcel, or any part thereof, and all renewals, modifications, consolidations, or extensions of any such instrument.  “Mortgagee” shall mean the holder or beneficiary of any Mortgage.

(k)           “New Stormwater Detention Facility Completion Date” means the first day on which the New Stormwater Detention Facility is fully constructed and operational and all licenses and permits for the operation of the New Stormwater Detention Facility have been issued in accordance with applicable Legal Requirements.

(l)           “Owner” shall mean the Person(s) who from time to time is (are) the owner(s) of fee simple title to a Parcel and a Mortgagee in possession of a Parcel during the period of the Mortgagee’s actual possession, but the term Owner shall not include a Mortgagee or any other Person who holds only a lien or security interest in a Parcel as security for the performance of an obligation unless and until such Mortgagee or other Person shall have either acquired record legal title to the Parcel through foreclosure or any proceeding in lieu thereof or entered into actual possession of the Parcel nor shall the term Owner include the County as the owner of any land dedicated to the County for public roads.

(m)           "Parcel" or "Parcels" shall mean, initially, the CFC Parcel, the DTC Retained Parcel, or any combination of one or more, as the context may require, and shall include any additional lot(s) created as a separate parcel of land out of a Parcel by boundary line adjustment plat, subdivision waiver plat or plat of subdivision that is legally capable of being conveyed by deed.

(o)           “Person” shall mean any natural person, an estate, a trust, a partnership, a corporation or any other form of business or legal association or entity.

(p)           “POA Declaration” shall mean the Declaration dated _________ , in which DTC is the Declarant, recorded among the Land Records.

(q)           “Private Access Road” shall mean the private road on the CFC Parcel beginning at the terminus of the Century Boulevard Extension and continuing at the location shown on Exhibit C attached hereto, that will provide shared access for the CFC Parcel Owner and the DTC Parcel Owner.

(r)           “Private Access Road CPAP” shall mean the Construction Plans and Profiles for the Private Access Road entitled “Cooperative Way” prepared by Dewberry, dated ________, last revised ___________, as approved by Loudoun County (County reference #______________).

(s)           “Seller’s Private Roads” shall mean the private roads on certain areas of the CFC Parcel which are designated as such on Exhibit C attached hereto.

(t)           "Stormwater Management Facilities" means all stormwater pipes, culverts, drains, detention, retention and stormwater/BMP facilities, and all appurtenances thereto, now, or in the future, within the CFC Parcel in the area depicted as Existing Stormwater Management Facility and New Stormwater Management Facility.

(u)           “Unavoidable Delay” shall mean a delay that has the effect of delaying the CFC Parcel Owner’s performance of an obligation under this Agreement (other than an obligation to pay a sum of money to the DTC Parcel Owner or any other Person), but only to the extent that such delay is caused by acts of God, inability to obtain labor, equipment, supplies or materials, enemy action, civil commotion, earthquake, flood, fire or other casualty, war, hostilities, invasion, insurrection, riot, mob violence, malicious mischief, sabotage, strike of any labor union, lockout or other cause beyond the reasonable control of the CFC Parcel Owner (not including the CFC Parcel Owner’s insolvency or financial condition).

Section 2 GRANT OF EASEMENTS.

(a) Stormwater Drainage Easements Associated with Existing Stormwater Management Facility. The CFC Parcel Owner hereby grants and conveys to the DTC Parcel Owner a nonexclusive, temporary stormwater drainage easement over and across the CFC Parcel for the benefit of the DTC Retained Parcel (or any other owner of a lot or parcel located within the larger DTC Project at the request of the DTC Parcel Owner) for the transmission of stormwater drainage into the Existing Stormwater Detention Facility.  The temporary stormwater drainage easement shall become null and void on the New Stormwater Detention Facility Completion Date.  The DTC Parcel Owner shall have the right to assign the temporary stormwater drainage easement to the County’s Board of Supervisors or any other applicable governmental authority.  The CFC Parcel Owner shall join in and execute any and all stormwater drainage easement(s), in form and substance acceptable to the County Attorneys Office of the County, required pursuant to Legal Requirements as a condition to the approval of a site plan or the issuance of a building permit for improvements to be constructed in any part of the DTC Project.  The location of the easements granted or created hereby shall be as set forth on the easement plat approved by the County and recorded among the Land Records and shall be generally as set forth on Exhibit D attached hereto.  At such time as the temporary easements granted hereby become null and void, either the CFC Parcel Owner or the DTC Parcel Owner shall, if requested by the other Owner, promptly execute in recordable form appropriate releases of these easements.

(b) Stormwater Drainage Easements over the CFC Parcel Associated with New Stormwater Management Facility.  The CFC Parcel Owner hereby grants and conveys to the DTC Parcel Owner permanent, nonexclusive, stormwater drainage easements over and across the CFC Parcel for the benefit of the DTC Retained Parcel (or any other owner of a lot or parcel located within the larger DTC Project at the request of the DTC Parcel Owner) for the transmission of stormwater drainage into the New Stormwater Detention Facility.  The DTC Parcel Owner shall have the right to assign the permanent stormwater drainage easement to the County’s Board of Supervisors or any other applicable governmental authority.  The CFC Parcel Owner shall join in and execute any and all stormwater drainage easement(s), in form and substance acceptable to the County Attorneys Office of the County, required pursuant to Legal Requirements as a condition to the approval of a site plan or the issuance of a building permit for improvements to be constructed in any part of the DTC Project.  The exact location of the permanent easements granted or created hereby shall be as set forth on an easement plat approved by the County and recorded among the Land Records and shall be generally as set forth on Exhibit D.

(c) Temporary Easement for Removal of Existing Stormwater Detention Facility and Construction of New Stormwater Detention Facility.  For a period of time commencing upon the Effective Date and terminating upon the fiftieth (50th) anniversary of the Effective Date, with time being of the essence, the CFC Parcel Owner grants to the DTC Parcel Owner or its Affiliate, for the benefit of the DTC Retained Parcel, non-exclusive, temporary construction easements in gross over and across the CFC Parcel for the removal of the Existing Storm Water Detention Facility and the construction and installation of the New Stormwater Detention Facility and associated appurtenances including, but not limited to, the right of the DTC Parcel Owner, its agents, contractors and employees to enter upon the CFC Parcel with all necessary manpower, materials and equipment to the extent reasonably necessary to accomplish the above-referenced activities.  Such temporary construction easements shall become effective upon the DTC Parcel Owner’s delivering written notice to the CFC Parcel Owner electing to construct the New Stormwater Detention Facility pursuant to Section 3 herein, and such temporary easements shall be null and void on the New Stormwater Detention Facility Completion Date.  All stormwater management and appurtenant facilities including, but not limited to, the New Stormwater Detention Facility, which are constructed and installed in or on the CFC Parcel shall be and remain the property of the CFC Parcel Owner unless and until they are required to be conveyed to the County.  The DTC Parcel Owner shall provide reasonable prior written notice to the CFC Parcel Owner prior to any entry onto the CFC Parcel pursuant to this subsection.  Promptly after the DTC Parcel Owner completes any construction work permitted by this subsection, the DTC Parcel Owner shall cause the portion of the CFC Parcel immediately adjacent to the area of construction, if affected by such construction, to be restored to substantially the same condition, to the extent reasonably practicable, as existed immediately prior to the DTC Parcel Owner’s entry.

(d) Easements for Maintenance of Existing Stormwater Detention Facility and New Stormwater Detention Facility.  The CFC Parcel Owner hereby grants and conveys to the DTC Parcel Owner and the Association nonexclusive, maintenance easements over and across the CFC Parcel for the maintenance of the Facilities and all appurtenances thereto including, but not limited to, the right of the DTC Parcel Owner and the Association, and their respective agents, contractors and employees, to enter upon the CFC Parcel with all necessary manpower, materials and equipment to the extent reasonably necessary for such maintenance of the Facilities in a safe, attractive and functional manner in compliance with Legal Requirements.  The easements for maintenance granted by this subsection shall be exercised (i) so that the least practical inconvenience possible is caused to the CFC Parcel Owner and so that the operation of the improvements constructed on the CFC Parcel, if any, are not impaired, and (ii) except in the case of an emergency creating an imminent danger of damage to property or injury to person, only after reasonable advance notice has been given to the CFC Parcel Owner of the exact nature of the work to be performed and the approximate time required to complete the same, including coordination with the CFC Parcel Owner with respect to access to any secured areas on the CFC Parcel.

(e) Easements for Construction of Century Boulevard Extension and Seller’s Private Roads.  The DTC Parcel Owner hereby grants and conveys to the CFC Parcel Owner non-exclusive, temporary construction and maintenance easements on the DTC Retained Parcel in the areas consistent with the construction shown on the Century Boulevard CPAP for the construction, installation and maintenance of the Century Boulevard Extension and associated appurtenances including, but not limited to, the right of the CFC Parcel Owner, its agents, contractors and employees, to enter upon the DTC Retained Parcel with all necessary manpower, materials and equipment to the extent reasonably necessary to accomplish the above-referenced activities.  The CFC Parcel Owner hereby grants to the DTC Parcel Owner non-exclusive, temporary construction and permanent maintenance easements on the CFC Parcel generally in the location shown on Exhibit C for the construction, installation and maintenance of the Seller’s Private Roads and associated appurtenances including, but not limited to, the right of the DTC Parcel Owner, its agents, contractors and employees, to enter upon the CFC Parcel with all necessary manpower, materials and equipment to the extent reasonably necessary to accomplish the above-referenced activities.  The temporary construction and maintenance easements hereby granted to the CFC Parcel Owner shall become null and void at such time as the Century Boulevard Extension is accepted by the Virginia Department of Transportation (“VDOT”) for public maintenance.  The temporary construction easements hereby granted to the DTC Parcel Owner shall become null and void as such time as the Seller’s Private Roads (or an applicable Seller Private Road) is fully constructed and operational as evidenced by being open to traffic.  In connection with the construction contemplated herein, the CFC Parcel Owner and the DTC Parcel Owner each agrees to grant to the other Owner and to the County such additional temporary construction easements as may be reasonably necessary upon request.  The CFC Parcel Owner and the DTC Parcel Owner shall each provide reasonable prior written notice to the Owner of the other Parcel prior to any entry onto a Parcel pursuant to this subsection.  Promptly after an Owner completes the construction work permitted by this subsection on another Owner’s Parcel, the first-mentioned Owner shall cause the area immediately adjacent to the area of construction, if affected by such construction, to be restored to substantially the same condition, to the extent reasonably practicable, as existed immediately prior to the first-mentioned Owner’s entry.

(f) Ingress/Egress Easements for Private Access Road and Seller’s  Private Roads.  The CFC Parcel Owner hereby grants and conveys to the DTC Parcel Owner a non-exclusive, ingress and egress easement for vehicular and pedestrian access over and across the Private Access Road and the Seller’s Private Roads and, promptly after receipt of a written request from the DTC Parcel Owner, agrees to grant similar easements to the County on the County’s standard form.

(g) Easements to Other Owners of DTC Project.  The CFC Parcel Owner shall, upon receipt of written request from the DTC Parcel Owner, sign and deliver to any Person who is the owner of any part of the DTC Project not included in the DTC Retained Parcel an instrument, in recordable form and reasonably satisfactory to the CFC Parcel Owner, pursuant to which the CFC Parcel Owner grants to such other Person or the County, or both, the easements described in either or both of Section 2(a) and Section 2(b) above.

(h) Rule Against Perpetuities.  If any of the covenants or other provisions of this Agreement are deemed unlawful, void or voidable for violation of the rule against perpetuities, as it may exist from time to time under the laws of the Commonwealth of Virginia, then such covenant or provision shall continue only until twenty-one (21) years after the death of the last living survivor of the now living descendants of Elizabeth II, Queen of England.

(i)           Mortgages.                                The DTC Parcel Owner and the DTC Parcel Owner each agrees to use commercially reasonable efforts, and to act in good faith, in attempting to obtain the consent of the Mortgagee under any Mortgage encumbering its Parcel to any easements required by this Section 2 to be granted by it to another Owner or the County.

Section 3 DESIGN AND CONSTRUCTION OF NEW STORMWATER

DETENTION FACILITY.

(a)           Design.  The Constructing Owner (as defined in Section 3(b)), at its sole cost and expense, but subject to reimbursement as set forth in Section 3(c) below, shall design and obtain all necessary governmental approvals for the New Stormwater Detention Facility.  The plans and specifications for the New Stormwater Detention Facility, including the spillway and surrounding landscaping, shall be submitted to the Non-Constructing Owner (as defined in Section 3(b)) for its review and approval, together with a certification from the design engineer that the New Stormwater Detention Facility satisfies all of the current Legal Requirements for those portions of the DTC Project that are intended to have the Facility provide its stormwater management and BMP requirements.  The Non-Constructing Owner agrees that it will not unreasonably withhold or condition its approval of the design of the New Stormwater Detention Facility.  The Owners agree that the size of the New Stormwater Detention Facility on the CFC Parcel shall not exceed what is generally shown on Exhibit B attached hereto. The Non-Constructing Owner shall provide its written approval or disapproval of the plans and specifications within thirty (30) days after receipt from the Constructing Owner.  If the Non-Constructing Owner fails to approve or disapprove the plans and specifications within the 30-day period, it shall be conclusively deemed to have approved the plans and specifications.  Notwithstanding the foregoing, if the CFC Parcel Owner is the Non-Constructing Owner, then upon written notice to the DTC Parcel Owner, the CFC Parcel Owner shall have the right to make certain discretionary aesthetic upgrades to the plans and specifications (the “Aesthetic Upgrades”), and upon receipt of such notice, the DTC Parcel Owner shall promptly revise the plans and specifications to incorporate the Aesthetic Upgrades.  Additionally, if the DTC Parcel Owner is the Non-Constructing Owner, the DTC Parcel Owner shall have the right to specify the portions of the DTC Project that are intended to have the Facility provide its stormwater management and BMP requirements.

(b)           Construction.  Either the CFC Parcel Owner or the DTC Parcel Owner shall have the right to construct the New Stormwater Detention Facility by giving written notice of its intention to do so to the other Owner not less than ninety (90) days before the planned commencement of construction.  The Owner who elects to construct is referred to herein as the “Constructing Owner” and the other Owner is referred to herein as the “Non-Constructing Owner”.  The Constructing Owner shall construct the New Stormwater Detention Facility, at it sole cost and expense but subject to reimbursement as set forth in Section 3(c) below, in accordance with the approved plans and specifications and after obtaining all permits required by Legal Requirements.  The New Stormwater Detention Facility will be constructed in a good and workmanlike manner and free of defects.  Except as otherwise provided in the next sentence, the Existing Stormwater Detention Facility shall not be disturbed until such time as the New Stormwater Detention Facility has been completed and is serving its intended purpose, as indicated in a certificate from the design engineer to the Constructing Owner reasonably acceptable to the Non-Constructing Owner, and all licenses and permits for the operation of the New Stormwater Detention Facility have been granted in accordance with applicable Legal Requirements.  If, in order to construct the New Stormwater Detenetion Facility, the Existing Stormwater Detention Facility must be disturbed, the Constructing Owner, at it sole cost and expense but subject to reimbursement as set forth in Section 3(c) below, shall provide suitable alternative stormwater management facilities during the period of such disturbance.  If the DTC Parcel Owner is the Constructing Owner, all

reasonable measures shall be undertaken to minimize any impact of such construction on the use and operation of improvements located on the CFC Parcel.

(c)           Design and Construction Costs.  If the Constructing Owner commences and completes the construction of the New Stormwater Detention Facility within the period beginning on the Effective Date and ending on the fifteen (15th) anniversary of the Effective Date (the “Pond Construction Reimbursement Period”), then the Non-Constructing Owner shall reimburse the Constructing Owner for a portion of the Constructing Owner’s costs of designing and constructing the New Stormwater Detention Facility (including any cost of providing alternative stormwater management facilities contemplated by Section 3(b)), in accordance with the following provisions:

(i)           the CFC Parcel Owner shall bear the entire cost of the Aesthetic Upgrades;

(ii)           the Non-Constructing Owner’s contribution shall be determined by Dewberry & Davis (or, if Dewberry & Davis is not then engaged in the practice of civil engineering or is otherwise unwilling to serve in such capacity, another civil engineering firm with experience in the design of stormwater management systems selected by the Constructing Owner and approved by the Non-Constructing Owner, such approval not to be unreasonably withheld, delayed or conditioned), in accordance with the following general parameters:

(A)           if the CFC Parcel Owner is the Constructing Owner,  the DTC Parcel Owner’s contribution shall be the amount such Facility (exclusive of the cost of the Aesthetic Upgrades) would have cost the DTC Parcel Owner to design and construct if the DTC Parcel Owner were to design and construct such Facility solely to accommodate stormwater runoff from the DTC Retained Parcel and other property within the larger Dulles Town Center project (whether or not owned by the DTC Parcel Owner), for which the Facility was intended to provide its stormwater management needs and to satisfy its BMP requirements.  For purposes of determining the stormwater runoff and BMP requirements referred to in the preceding sentence, the CFC Parcel and any property owned by the Non-Constructing Owner that will not utilize the Facility to satisfy its stormwater management or BMP requirements shall be excluded; and

(B)           if the DTC Parcel Owner is the Constructing Owner, the CFC Parcel Owner’s contribution shall be the amount such Facility (excluding the Aesthetic Upgrades) would have cost the CFC Parcel Owner to design and construct if the CFC Parcel Owner were to design and construct such Facility solely to accommodate the undeveloped areas on the CFC Parcel that are subject to future development by the CFC Parcel Owner, but excluding any areas on the CFC Parcel with respect to which the CFC Parcel Owner commits, in an instrument recorded among the Land Records, that to provide stormwater management and to satisfy BMP requirements for such area without using the New Stormwater Management Facility.  For purposes of applying the preceding sentence, there shall be a rebuttable presumption that any development of improvements on the CFC Parcel that occurs before the DTC Parcel Owner’s construction of the Facility would have provided its own stormwater management and would have satisfied its own BMP requirements.

If the Constructing Owner does not substantially complete construction of the New Stormwater Detention Facility before the end of the Pond Construction Reimbursement Period (as evidenced by a certificate from an independent engineer reasonably acceptable to the Non-Constructing Owner and the issuance of all licenses and permits for the operation of the New Stormwater Detention Facility in accordance with applicable Legal Requirements), then the Non-Constructing Owner shall have no obligation to reimburse the Constructing Owner for any construction and design costs and all such construction and design costs shall be at the Constructing Owner’s sole cost and expense.  Notwithstanding anything in the foregoing to the contrary, all costs and expenses related solely to the Aesthetic Upgrades shall be the sole obligation of the CFC Parcel Owner; and the CFC Parcel Owner’s right to require such Aesthetic Upgrades, and the DTC Parcel Owner’s right to be reimbursed for the cost of the Aesthetic Upgrades (if it is Constructing Owner), shall survive the expiration of the Pond Construction Reimbursement Period.

 (d)           Reimbursement.  All costs to be reimbursed pursuant to Section 3(c) shall be paid by the Non-Constructing Owner to the Constructing Owner within thirty (30) days after the Non-Constructing Owner’s receipt of a written demand for payment, in reasonably itemized form, accompanied by reasonable documentation (such as bills or invoices from engineers, contractors and other Persons who provide labor or materials in connection with the work) substantiating the amount of the requested reimbursement. Any payment not made when due shall accrue interest at the rate of twelve percent (12%) per annum, and such payment, interest and the costs of collection therefor shall be the personal obligation of the Non-Constructing Owner and shall also be a charge on the land and a continuing lien upon the Non-Constructing Owner’s Parcel, enforceable at law or in equity.

Section 4 MAINTENANCE OF EXISTING STORMWATER DETENTION FACILITY/MAINTENANCE OF NEW STORMWATER DETENTION FACILITY.

(a) Continued Existence and Maintenance of Existing Stormwater Detention Facility.  Until the New Stormwater Detention Facility Completion Date, except as otherwise provided in the next sentence, no Owner shall perform any land-disturbing or other activities on the CFC Parcel that would reduce the capacity of the Existing Stormwater Detention Facility to provide, or prevent the Existing Stormwater Detention Facility from providing, the stormwater management capacity and BMP requirements for the Parcels presently served thereby.  If the Existing Stormwater Detention Facility must be disturbed before the New Storm Water Detention Facility Completion Date, the Constructing Owner shall provide suitable alternative stormwater management facilities during the period of such disturbance that are approved by the Non-Constructing Owner, such approval not to be unreasonably withheld, delayed or conditioned.  As provided in the POA Declaration, the Association shall maintain, the Existing Stormwater Detention Facility in a safe, operational and attractive manner with no significant reduction in capacity or function until the removal of such facility from the CFC Parcel and the construction of the New Stormwater Detention Facility and aesthetically in a condition commensurate with a first class office project in the

Northern Virginia area.  If the Association fails to maintain the New Stormwater Detention Facility as required above, the CFC Parcel Owner may, upon such notice, if any, to DTC and the Association as may be reasonable under the circumstances, undertake such work as is necessary to bring the Facility into compliance with the maintenance standards.  The cost to the CFC Parcel Owner of performing such maintenance shall be paid by the Association within thirty (30) days after receipt of the CFC Parcel Owner’s written demand for payment, in reasonably itemized form, accompanied by reasonable documentation (such as bills or invoices from engineers, contractors and other Persons who provide labor or materials in connection with the work) substantiating the amount of the requested reimbursement.

(b) Maintenance of New Stormwater Detention Facility.  As provided in the POA Declaration, the Association shall maintain the New Stormwater Detention Facility in a safe and operational manner and with the capacity contemplated for such facility in the plans approved therefore, including any Aesthetic Upgrades.  If the Association fails to maintain the New Stormwater Detention Facility as required above, the CFC Parcel Owner may, upon such notice, if any, to DTC and the Association as may be reasonable under the circumstances, undertake such work as is necessary to bring the Facility into compliance with the maintenance standards.  The cost to the CFC Parcel Owner of performing such maintenance shall be paid by the Association within thirty (30) days after receipt of the CFC Parcel Owner’s written demand for payment, in reasonably itemized form, accompanied by reasonable documentation (such as bills or invoices from engineers, contractors and other Persons who provide labor or materials in connection with the work) substantiating the amount of the requested reimbursement.

(c) Notice and Security.  In connection with the foregoing maintenance, the Association shall provide notice and security coordination to the CFC Parcel Owner as required pursuant to Section 2(d) herein.

Section 5 CONSTRUCTION AND MAINTENANCE OF THE CENTURY BOULEVARD EXTENSION, PRIVATE ACCESS ROAD AND SELLER’S  PRIVATE ROADS.

(a) Construction.  Within one hundred twenty (120) days after the Effective Date, the CFC Parcel Owner, at its sole cost and expense, shall commence construction of the Century Boulevard Extension and the Private Access Road, as evidenced by the commencement of grading, as a public road.  The Century Boulevard Extension shall be constructed in accordance with the Century Boulevard CPAP, in compliance with Legal Requirements and in accordance with the same standards of construction used by DTC in constructing existing Century Boulevard.  The Private Access Road shall be constructed in accordance with the Private Access Road CPAP and in compliance with Legal Requirements.  The CFC Parcel Owner shall thereafter prosecute the work of constructing the Century Boulevard Extension and Private Access Road in good faith with diligence and continuity except for Unavoidable Delays, in accordance with the County-approved plans and specifications and in compliance with all Legal Requirements.  In addition, the CFC Parcel Owner, at is sole cost and expense, shall prepare all applications, file all documents and perform all other work required to permit the Century Boulevard Extension to be accepted by VDOT for public maintenance.

(b) Dedication of Century Boulevard Extension and Century Boulevard. The DTC Parcel Owner, at its sole cost and expense, shall dedicate the Century Boulevard Extension to the County for public use, free and clear of all liens, including without limitation, conveying the Century Boulevard Extension to the County, and provide the County with all easements and rights-of-way necessary for the construction and VDOT acceptance of the Century Boulevard Extension for public maintenance, in the form required by the County. If the existing zoning for the DTC Project is not amended, and the DTC Parcel Owner is required to construct the proposed Century Boulevard (i.e., the portion of Century Boulevard beyond the terminus of the Century Boulevard Extension as the proposed Century Boulevard is shown on the Concept Development Plan associated with the applicable zoning as of the Effective Date of the DTC Project (the “Future Century Boulevard”), and provided the DTC Parcel Owner has (i) posted the bonds required under applicable Legal Requirements with respect to the construction of the Future Century Boulevard and (ii) agreed in writing to construct the Future Century Boulevard within twelve (12) months after its land dedication, then the CFC Parcel Owner, upon receipt of written request from the DTC Parcel Owner, whether before or after the fifth anniversary of the Effective Date, will dedicate to the County for public use any portion of the Future Century Boulevard located on the CFC Parcel, and provide the County with all easements and rights-of-way necessary for VDOT acceptance for public maintenance, in the form required by the County.

(c) Maintenance of the Century Boulevard Extension, Private Access Road and Seller’s Private Roads.  Until acceptance of the Century Boulevard Extension by VDOT and permanently as to the Private Access Road and Seller’s Private Roads, the Century Boulevard Extension, the Private Access Road and the Seller’s Private Roads shall be maintained, including any trails and landscaping, in good condition for vehicular and pedestrian traffic (including the prompt removal of any ice, snow or other natural or man-made debris), at all times consistent with their intended use, including maintaining of the asphalt paving in accordance with commercially acceptable standards, maintenance of the curbing in good condition, and causing any irrigation and landscaping to be maintained, all in a manner consistent with a first class office project in Northern Virginia, as follows:  (i) the CFC Parcel Owner shall maintain the Century Boulevard Extension, at its sole cost and expense; (ii) the DTC Parcel Owner shall maintain the Seller’s Private Roads, at its sole cost and expense; and (iii) the CFC Parcel Owner shall maintain the Private Access Road, at its sole cost and expense, but upon the commencement by the DTC Parcel Owner of construction of the Seller’s Private Roads, the DTC Parcel Owner shall thereafter reimburse the CFC Parcel Owner in perpetuity for the DTC Parcel Owner’s pro-rata share of the costs and expenses incurred in maintaining the Private Access Road, with such pro-ration based on the square footage of the improvements set forth on County-approved site plans for the portion of the DTC Retained Parcel using the Private Access Road compared to the square footage of improvements set forth on County-approved site plans for the CFC Parcel.  All costs incurred by the CFC Parcel Owner that are subject to reimbursement for its obligations hereunder shall be reasonable and at market rates with any reimbursement repaid by the DTC Parcel Owner within thirty (30) days after receipt of the CFC Parcel Owner’s written demand for payment, in reasonably itemized form, accompanied by reasonable documentation (such as bills or invoices from engineers, contractors and other Persons who provide labor or materials in connection with the work) substantiating the amount of the requested reimbursement.

Section 6 RESERVATION OF RIGHTS.  Each Owner reserves the right to make any use of such Owner’s Parcel that is not inconsistent with the easements and other rights granted to another Owner by this Agreement or that does not interfere with the reasonable use of the easements granted and conveyed to another Owner by this Agreement, subject, however, to any additional restrictions contained in the chain of title to such Parcels.

Section 7 INSURANCE.

(a) Insurance Required.  Each Owner (the “Insuring Owner”) for the benefit of the other Owner (the “Benefitted Owner”) shall, at its sole cost and expense, keep and maintain, or cause to be kept and maintained, a policy or policies of Commercial General Liability Insurance (or equivalent) insuring against liability for bodily injury, death and property damage occurring within the Century Boulevard Extension, the Private Access Roads, the Seller’s Private Roads and the Facilities, with such policy to afford protection in such amounts as from time to time are carried by prudent owners of first-class suburban office buildings in the metropolitan Washington, D.C. area, but not less than Two Million Dollars ($2,000,000) combined single limit annual aggregate per occurrence for bodily injury, death and property damage.  The Insuring Owner’s obligations under this subsection shall begin on the date on which the Century Road Extension is substantially completed and available for its intended purpose.

(b) Insurance During Construction.  Beginning on the date on which an  Owner commences construction (as evidenced by the commencement of grading) or significant repairs or maintenance on another Owner’s Parcel of either the Century Road Extension, the Seller’s Private Roads or the Facilities, and continuing thereafter until all construction is completed (as evidenced by a certificate of final completion issued by the civil engineer retained by the Owner to supervise the construction) or the repairs or maintenance are completed, such Owner (the “Insuring Owner”) shall, at its sole cost and expense, keep and maintain, or cause to be kept and maintained, a policy or policies of Commercial General Liability Insurance (ISO form or equivalent) against liability for bodily injury, death and property damage occurring within or on the other Owner’s Parcel, with such policy to afford protection to the limit of at least Two Million Dollars ($2,000,000) combined single limit annual aggregate per occurrence for bodily injury, death and property damage.

(c) Satisfaction of Limits of Liability.  All limits of liability required by this section may be satisfied by maintaining a policy of primary insurance and a policy or policies of excess liability insurance.

(d) Additional Insureds.  Each policy of Commercial General Liability Insurance required by Section 7(a) and Section 7(b) shall name the Insuring Owner as the named insured and shall name the Benefitted Owner and, if so requested from time to time by the Benefitted Owner, the Mortgagee of the Benefitted Owner’s Parcel.

Section 8 INSURANCE POLICY REQUIREMENTS.

(a) Policy Requirements.  Each insurance policy required to be obtained pursuant to Section 7 shall be issued by an insurance company of recognized responsibility licensed to do business in the Commonwealth of Virginia which is rated A- or better (and is in a Financial Category size of Class VII or higher) by Best’s Key Rating Guide, or which has an equivalent financial rating from a comparable insurance rating organization, and shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be canceled or amended (other than to increase the amount of coverage) unless the Benefitted Owner shall have received thirty (30) days prior written notice of such cancellation or amendment.  Neither the issuance of any insurance policy required under this Agreement nor the minimum limits specified herein with respect to the insurance coverage shall be deemed to limit or restrict in any way a party’s liability arising under or out of this Agreement.

(b) Evidence of Insurance.  Each Insuring Owner shall furnish to the Benefitted Owner within thirty (30) days after the Insuring owner first becomes obligated to obtain the insurance and thereafter within ten (10) days before the scheduled expiration of each such policy, appropriate evidence of the required insurance under Section 7(a) having been issued by its insurance carriers.  Any party required to maintain insurance under Section 7(b) shall furnish to the Owner to be benefitted by such insurance upon the date on which such party commences any work and thereafter within ten (10) days before the scheduled expiration of each such policy, appropriate evidence of the required insurance under Section 7(b) having been issued by its insurance carrier.  Such evidence shall include assurances that such policies shall not be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to all parties named as insureds or additional insureds thereunder.

(c) Use of Blanket Policies.  The Owners shall have the right to comply with and to satisfy their obligations under Section 7 by means of any so-called blanket policy or policies of insurance covering this and other liability and locations of the Owner obtaining such insurance.  However, the blanket policy or policies of liability insurance shall include a provision to the effect that the aggregate limit of liability shall apply on a per location basis.

(d) Contractual Liability Insurance.  The Owners agree to keep and maintain as part of the coverage of its policies of Commercial General Liability Insurance, contractual liability insurance coverage with respect to its liability to the other Owner under Section 9 in the same limits required by Section 7.

Section 9 INDEMNITY.

(a) Indemnification.  Each Owners (the “Indemnifying Owner”‘) hereby agrees to indemnify, defend and hold harmless the other Owner and its officers, directors, agents, employees, partners, managers and members (collectively, the “Indemnified Parties”) from and against any and all claims, liabilities, damages, actions, costs and expenses (including reasonable attorneys' fees and disbursements) of any kind or character that may be made against or incurred by the Indemnified Parties as a result of, or arising out of, (i) the death or bodily injury of any individual or any damage to property caused by the willful or negligent acts or omissions (where, in the case of an omission to act, applicable law or this Agreement imposes a duty to act) of the Indemnifying Owner, its agents, officers or employees or any individuals acting at the direction or permission of the Indemnifying Owner or whose services are contracted for, by or on behalf of, or for the benefit of, the Indemnifying Owner, but only to the extent such acts or omissions relate to or arise out of this Agreement, (ii) the Indemnifying Owner’s failure or refusal to comply with or abide by Legal Requirements in connection with the performance of work under this Agreement, (iii) construction undertaken by the Indemnifying Owner pursuant to this Agreement, or (iv) maintenance undertaken by the Indemnifying Owner pursuant to this Agreement.  The foregoing indemnity and hold harmless agreement shall apply to any claim or action brought by a private party or by a governmental agency or entity under any statute or case law now or hereinafter in effect.

(b) Limitation on Damages/Obligation to Defend.  The cross-indemnification provisions in this Section shall, as respects damages sustained directly by the Indemnified Owner, as opposed to damages sustained by third parties, be limited to direct and compensatory damages and shall not include or extend to consequential or indirect damages; provided, however, that nothing contained in this sentence shall relieve any Owner from any obligation expressly imposed by any provision of this Agreement other than this subsection.  The Indemnifying Owner shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against the Indemnified owner with respect to the matters covered by subsection (a) or in which the Indemnified Owner may be impleaded.  The Indemnifying Owner shall pay, satisfy and discharge any and all final money judgments which may be recovered against the Indemnified owner in connection with the foregoing.

(c) Indemnification for Mechanics’ Liens.   Each Owner, as to activity undertaken pursuant to this Agreement on another Owner’s Parcel, shall indemnify, defend and hold harmless the other Owner from and against any mechanic’s or materialman’s lien and all costs, expenses and liability in connection therewith, including reasonable attorneys’ fees, arising out of such activity, and in the event that another Owner’s Parcel shall become subject to any such lien as a result of such activity, the Owner undertaking such activity shall promptly cause such lien to be released and discharged of record, either by paying the indebtedness which gave rise to the lien, or posting such bond or other security as maybe required by law to obtain such release and discharge, or if there is no such law, then to obtain a surety bond in favor of the Owner of the liened Parcel, in an amount not less than One Hundred Twenty-five Percent (125%) of the amount claimed in such lien.

(d) Limitations on Duty to Indemnify.  The cross-indemnification provisions in this Section shall not apply to any liability, damages, costs, claims or demands which result from, or arise out of, the willful or grossly negligent acts or omissions (where in the case of an omission to act, applicable law or this Agreement imposes a duty to act) of the Indemnified Owner.

Section 10 DEFAULT AND ENFORCEMENT.

(a) No Right to Rescind.  No breach of this Agreement by an Owner shall entitle any other Owner to cancel, rescind or otherwise terminate this Agreement, or any easement granted hereunder, but the foregoing limitation shall not affect in any manner any other rights or remedies which an Owner may have under this Agreement or at law or equity by reason of any breach of this Agreement by the other Owner.

(b) Separate and Distinct Parcels.  For the purposes of this Section, the individual Parcels shall be considered to be separate and distinct and a breach with respect to one Parcel shall not be considered a breach by any that such other Parcel irrespective that such other Parcel may be owned, in whole or in part, or controlled, in whole or in part, by the owner of the breaching Parcel.

(c) Enforcement.  Any violation or breach of any restriction or obligation herein contained, which violation or breach continues for thirty (30) days after notice of such violation or breach is given, if no emergency exists, or in an emergency situation, immediately or as soon as appropriate with such notice as is reasonable under the circumstances, shall give any non-breaching party the right to prosecute a proceeding at law or in equity against the person or persons who have violated or breached, or are attempting to violate or breach, any of the provisions of this Agreement, to enjoin or prevent them from doing so, to cause such violation or breach to be remedied or to recover damages for such violation or breach.  The delay, omission or failure of any Owner to enforce any provision of this Agreement shall not be deemed to be a waiver of such Owner's right to do so thereafter nor of the right to enforce any other restriction.  Any monetary judgment recoverable hereunder shall include interest at the rate of 12% per annum from the earlier of the date such sum should have been paid or the date such judgement is entered until paid.  No violation, default or breach by any party hereunder shall result in the termination, extinguishment, divestiture or forfeiture of any easement granted hereunder.

(d) Right of Self Help.  If the Owner of a Parcel responsible for maintenance, construction or restoration hereunder (the "Defaulting Owner") fails to perform its obligations in accordance with the requirements of this Agreement, any other Owner entitled to use the affected area, as the case may be (the "Nondefaulting  Owner") shall, except in the event of an emergency threatening human safety or property, or a condition preventing the use of any easement created by this Agreement, give notice to the Defaulting Owner of the acts or omissions complained of, and the Defaulting Owner responsible for such maintenance, construction or restoration shall then have thirty (30) days to cure the deficiency or, if the deficiency cannot reasonably be cured within thirty (30) days, to commence to cure such deficiency and thereafter diligently continue and conclude such work as may be necessary to cure that deficiency.  If the Defaulting Owner fails to so cure a deficiency, or in the event of a condition threatening human safety or property or a condition preventing the use of any easement created by this Agreement, the Nondefaulting Owner may, upon such notice, if any, to the Defaulting Owner as may be reasonable under the circumstances, undertake such work as is necessary to cure that deficiency.  The cost to the Nondefaulting  Owner of performing the Defaulting Owner's maintenance or restoration obligations less the share thereof (if any) to be borne by the  Nondefaulting  Owner (and the share (if any) of any other  Nondefaulting  Owner) in accordance with the other provisions of this Agreement shall be paid by the Defaulting Owner within 30 days after receipt of the  Nondefaulting  Owner's bill therefore.  Any such bill not paid when due shall be the personal obligation of such Owner, shall accrue interest at twelve percent (12%) per annum and shall also be a charge on the land and a continuing lien upon the Parcel of such Owner, enforceable, at law or in equity, provided such lien shall be subordinate to any bona fide first lien deed of trust, now or in the future, encumbering such Parcel without the necessity of any further action by any party.

Section 11 COVENANTS RUNNING WITH THE LAND.  The easements and the other terms and provisions of this Agreement shall run with the land and be binding upon and enforceable by the owners of the Parcels, their successors and assigns in title to the Parcels or to any portion of them.

Section 12 AMENDMENT AND TERMINATION.  This Agreement may be amended or terminated only by a written document signed by the Owners of all Parcels benefitted and burdened hereby with the prior written approval of any noteholder secured by a first deed of trust on any portion of those Parcels.  Any such amendment or termination shall become effective only when recorded among the Land Records.

Section 13 TERMINATION OF DTC’S EASEMENTS WITH RESPECT TO SELLER’S PRIVATE ROADS AND PRIVATE ACCESS ROAD UPON PROPERTY EXCHANGE.  Upon the consummation, if ever, of the Post Closing Property Exchange contemplated by Section 5 of that certain Proffer Allocation, Assessment and Exchange Agreement recorded immediately prior to or subsequent hereto (the “Proffer Allocation Agreement”), as evidenced by the recordation of a deed of conveyance among the Land Records (with the effect that the CFC Parcel Owner becomes the sole Owner of  the Option 1 Parcel (as defined in the Proffer Allocation Agreement) and the DTC Parcel Owner becomes the sole Owner of the Option 2 Parcel (as defined in the Proffer Allocation Agreement)), then all easements with respect to the Private Access Road and the Seller’s Private Roads shall be null and void, and the DTC Parcel Owner shall be released from all obligation to contribute to the maintenance of the Private Access Road and all obligation to maintain the Seller’s Private Roads, but if the Seller’s Private Roads, or either of them, shall have been constructed, the DTC Parcel Owner shall remove such roads and restore the area to an attractive landscaped character consistent with the immediately surrounding area.

Section 14 RELEASE OF PARCEL UPON FURTHER SUBDIVISION.  All the easements, covenants, conditions and agreements contained in this Agreement shall be covenants running with the land and shall be binding upon and inure to the benefit of any and all present and future Owners and their respective heirs, successors, administrators and assigns, except as otherwise provided in the next sentence.  So long as DTC retains ownership of a portion of the DTC Retained Parcel with an assessed value of at least $20,000,000 net of any liens secured by such parcel, if a separate portion of the DTC Retained Parcel is conveyed to another Person, the grantee, and its heirs, successors, administrators and assigns, shall only be obligated to perform, and the portion of the DTC Retained Parcel conveyed to such Person shall only be burdened by, those easements, covenants, conditions and agreements contained in this Agreement that directly relate to or apply to such portion of the DTC Retained Parcel and such Person, as Owner of such portion of the DTC Retained Parcel, shall not be obligated to perform any agreements contained in this Agreement that do not directly relate to apply to such portion of the DTC Retained Parcel.  So long as CFC retains ownership of a portion of the CFC Parcel with an assessed value of at least $20,000,000 net of any liens secured by such parcel, then if a portion of the CFC Parcel is conveyed to another Person, the grantee, and its heirs, successors, administrators and assigns, shall only be obligated to perform, and the portion of the CFC Parcel conveyed to such Person shall only be burdened by, those easements, covenants, conditions and agreements contained in this Agreement that directly relate to or apply to such portion of the CFC Parcel and such Person, as Owner of such portion of the CFC Parcel, shall not be obligated to perform any agreements contained in this Agreement that do not directly relate to apply to such portion of the CFC Parcel.  The obligations of successor Owners are further limited as provided in Section 15(g). Upon written request from an Owner, the other Owner(s) agree to execute a partial release from this Agreement in recordable form, to be recorded among the Land Records at the expense of the requesting Owner, evidencing the provisions of this Section 14 to the extent it applies to any Parcel or portion of a Parcel subsequently conveyed or resubdivided.

Section 15 MISCELLANEOUS.

(a) No Waiver.  No waiver of any default in the performance of any term, provision or covenant contained in this Agreement by any Owner shall be implied from any omission by the other Owner to take any action in response-to such default if such default continues or is repeated.  No express waiver of any such default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver.  One or more waivers of any such default shall not be deemed to be a waiver of any subsequent default in the performance of the same term, provision or covenant or any other term, provision or covenant contained in this Agreement.

(b) No Relationship or Principal and Accent.  Neither anything contained in this Agreement nor any acts of the Owners shall be deemed or construed by the other Owner or by any third party to create the relationship of principal and agent or of limited or general partners or of any association between or among the Owners.

(c) Easements Benefit Tenants, etc.  Any easement or right of entry created or established in this Agreement for the benefit of an Owner shall be for the benefit not only of such Owner but also for the benefit of any tenants, licensees, invitees, employees, agents and contractors of such Owner whom such Owner shall permit to use such easement or right of entry, but no tenant, licensee, invitee, employee, agent or contractor of such Owner shall have any cause of action or right to enforce the easements or other rights granted hereunder.

(d) Assignment of Rights to Lessees and Mortgagees.  The Owner of a Parcel may, without the necessity of conveying title to such Owner’s Parcel, assign or otherwise transfer to any tenant of all or any substantial part of such Owner’s Parcel, or all or any substantial part of the improvements of such Parcel, or to a Mortgagee of the Owner’s Parcel, all or any of the rights, privileges, easements and rights of entry, in whole or in part, herein granted to such Owner (including any right to make any election, to exercise any option or discretion, to give and receive any notice, to make demands, to be indemnified pursuant to Section 9, to receive estoppel certificates, to perform any work of construction or maintenance and to receive any and all moneys payable to such Owner), and any such tenant may, in turn, assign or otherwise transfer all or any of such rights, privileges, easements and rights of entry to the Person secured by a Mortgage encumbering such tenant’s leasehold estate, and any such tenant or Mortgagee may exercise any such right, privilege, easement and right of entry so assigned or otherwise transferred to it to the same extent as if, in each instance, this Agreement specifically granted such right, privilege, easement or right of entry to such tenant or Mortgagee.  Any first Mortgagee of a defaulting Owner who is entitled to receive notices hereunder and who receives a notice of a default hereunder shall have the same opportunity and right to cure such default as the defaulting Owner may have hereunder, provided, however, there shall be no obligation on the part of such Mortgagee to cure such default.  The other Owner shall not be bound to recognize any such assignment or other transfer, or the exercise of accrual of any rights pursuant to such assignment or other transfer, until such Owner is given written notice of such assignment or other transfer.  Such notice shall be accompanied by a true and correct copy of the instrument effecting such assignment or other transfer.  To the extent such assignment is merely a collateral assignment of the rights, privileges, easements and rights of entry herein given to an Owner, the other Owner shall continue to recognize the assigning Owner as the Person exercising all of the rights, privileges, easements and rights of entry herein given to such Owner, except that any notices given hereunder to such Owner shall also be given to the assignee of such Owner.  If the instrument effecting such assignment or other transfer provides that such tenant or Mortgagee shall receive copies of notices given hereunder to the assignor or transferor, then the Owner who is given written notice of such assignment or other transfer accompanied by an executed counterpart of the instrument effecting such assignment or other transfer, and any successor, personal representative, heir or assign of such Owner, shall desire or be required to give a notice (as that term is defined in the first sentence of Section 16) pursuant to this Agreement, and fails to give the notice to such tenant or Mortgagee, the notice shall be ineffective as to the tenant or Mortgagee.  However, the failure to give the notice to the tenant or Mortgagee shall not constitute a default under this Agreement.  Any such tenant or Mortgagee to whom rights, privileges, easements or rights of entry are assigned or otherwise transferred pursuant to this Section shall, within 30 days after written request made by the Owner of the other Parcel, execute, acknowledge and deliver to such Owner, or to any existing or prospective purchaser, Mortgagee or lessee designated by such Owner, an estoppel certificate containing the statements called for in Section 15(f), except that (1) the statements called for in clauses (i), (ii), (iii) and (iv) of such Section need be set forth only to the extent said tenant or Mortgagee has actual knowledge of the information required thereby, (2) the other statements called for in such Section need not be made by said tenant or Mortgagee, and (3) the words “the Owner executing such certificate,” wherever the same appear in said Section 15(f) shall be deemed instead to refer to the tenant or Mortgagee executing such estoppel certificate.  Notwithstanding the foregoing, a Mortgagee shall not be required to give such an estoppel certificate, unless and until it has become a Mortgagee in possession by virtue of the act of a receiver or trustee appointed by a court of competent jurisdiction or other similar process.

(e) No Third-Party Beneficiaries.  Except as herein specifically provided for successors and assigns, no rights, privileges or immunities of any Owner shall inure to the benefit of any third party, nor shall any third party be deemed to be a third-party beneficiary of any of the provisions contained herein.

(f) Estoppel Certificates.  Each Owner agrees at any time and from time to time during the term of this Agreement, within 20 days after written request by the other Owner (the “Requesting Party”), to execute, acknowledge and deliver to the Requesting Party or to any existing or prospective purchaser, Mortgagee, tenant or other Person designated by the Requesting Party, a certificate stating; (i) that this Agreement is unmodified and in force and effect or, if there has been a modification or modifications, that this Agreement is in force and effect, as modified, and identifying the modifications agreement or agreements; (ii) whether or not, to the best knowledge of the Owner executing such certificate, there is any then-existing default by the Requesting Party with respect to which a notice of default has been given by the Owner executing such certificate (or whether any other event has occurred which with the giving of notice by the Owner executing such certificate or the passage of time, or both, would become a default), and if there is any such default (or other event), specifying the nature and extent thereof; (iii) whether or not there are any sums which the Owner executing such certificate is entitled to receive or demand from the Requesting Party, and if there is any such sum, specifying the nature and extent thereof; (iv) whether or not the Owner executing such certificate has given any notice making a demand or claim hereunder against the Requesting Party which has not yet been discharged or otherwise resolved, and if so, a copy of any such notice shall be delivered with the certificate; (v) whether or not the Owner executing such certificate has made any then-outstanding assignment of rights, privileges, easements or rights of entry pursuant to Section 15(d) or otherwise, and if so, identifying such assignment; and (vi) the current address or addresses to which notices given to the owner executing such certificate should be sent.

(g) Transfer of Owner’s Interest.  If an original Owner of a Parcel named in this Agreement, or any successor Owner of a Parcel, conveys or otherwise disposes of the Parcel, then upon such conveyance or other disposition, all liabilities and obligations of the Owner under this Agreement which accrue after such conveyance or disposition shall cease and terminate, and each successor Owner of the Parcel shall without further agreement be bound by the covenants and obligations of this Agreement applicable to the Parcel, but only as to matters arising during the period of the successor Owner’s ownership of the Parcel.

Section 16 NOTICE.

(a) Notice Procedure and Addresses.  All notices, requests and other communications under this Agreement shall be in writing and shall be hand delivered (with signed receipts) or sent by a nationally recognized overnight delivery service, postage prepaid, to the following addresses:  (i) if to DTC, to the attention of Arthur N. Fuccillo, Lerner Enterprises, LLC, 2000 Tower Oaks Boulevard, Eighth Floor, Rockville, Maryland 20852-4208, Fax: (301) 770-0144, with a copy to General Counsel, Lerner Enterprises, LLC, 2000 Tower Oaks Boulevard, Eighth Floor, Rockville, Maryland 20852-4208 (FAX: (301)881-2932, or (ii) if to CFC, Joseph Siekierski, c/o National Rural Utilities Cooperative Finance Corporation, ____________________, ________, Virginia ______ with copies to Attn:  General Counsel, c/o National Rural Utilities Cooperative Finance Corporation, ________________, _____________, Virginia  ___________, and to Benjamin F. Tompkins, Esquire, c/o Reed Smith, LLP, 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia  22042 or such other Person or address which the DTC Parcel Owner or the CFC Parcel Owner shall have given upon notice as herein provided.  All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof on the date of hand delivery or on the day after the date of delivery thereof to the overnight delivery service.

(b) Notice Legends.

(b)(i)                   Any notice given hereunder which requires action to be taken by the addressee within a specified period of time shall contain a reference to the section pursuant to which notice is given, and a reasonable facsimile of the following legend, in capital letters:

THIS IS A NOTICE UNDER SECTION        OF THE ACCESS EASEMENT AND STORMWATER MANAGEMENT AGREEMENT WHICH REQUIRES ACTION TO BE TAKEN WITHIN       DAYS.

(b)(ii)                   Any notice of a change of ownership of a Parcel or Parcels given hereunder shall contain a reasonable facsimile of the following legend, in capital letters:

THIS IS A NOTICE OF CHANGE OF OWNERSHIP OF PARCEL(S)                      .

(b)(iii) Any notice which does not contain the appropriate legend shall be ineffective as, and shall not constitute, “notice” pursuant to this Agreement.

(c)         Change of Ownership.

(c) (i)                   If at any time and from time to time any Person shall succeed to the interest or estate of an Owner, no other Owner shall be required to recognize the change of ownership unless and until the successor Owner provides notice of the change of ownership to such Owner in accordance with the requirements of this Section.

(c)(ii)                   If at any time and from time to time any Person shall succeed to the interest or estate of an owner, (a) no notice which purports to have been given by such Person shall be effective nor shall the Person to whom such notice is addressed have any obligation to recognize such notice as having been given, unless the Person to whom such notice is given shall, theretofore or simultaneously therewith, be given written notice of the change of ownership by which such Person shall have acquired such interest or estate, and (b) such Person shall not be entitled to receive any notice hereunder, and any notice given (or deemed to have been given) to the prior owner of such interest or estate shall be deemed to have been given to such Person, unless and until the Person giving such notice shall be given written notice of the change of ownership by which such Person shall have acquired such interest or estate.

(d)         Delegation of Right to Give Notice. Any Owner may delegate its right to give a notice to any Person acting as its agent (such as a property manager or attorney) and a notice given by the agent shall constitute “notice” pursuant to this Agreement to the same extent as if it were given by the Owner directly provided that the notice identifies the agent’s principal and states that the agent is authorized to act on the principal’s behalf.

(e)         Cooperation in Future Development.   The DTC Parcel Owner and the CFC Parcel Owner confirm their agreement to cooperate with respect to future development as set forth in Section 8 of the Proffer Allocation Agreement, which provision is hereby incorporated herein by reference in all respects.

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IN WITNESS WHEREOF, the Owners have caused this Agreement to be executed on the date first set forth above.

CFC:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association

By: _________________________
Name: _______________________
Title: ________________________
Date: ________________________

STATE OF
City/County of                                                      , to wit:

The foregoing instrument was acknowledged before me this ______ day of __________, 200____, by ___________________, _______________ of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association, on behalf of the corporation.

In testimony whereof I have affixed my official seal on the date first above written.

__________________________
Notary Public

My Commission Expires: _________________

Notary Registration Number:_________________

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

DTC:

DTC PARTNERS, LLC,
a Virginia limited liability company

LERNER ENTERPRISES, LLC, Manager

By: _____________________________
Name: ___________________________
Title: ____________________________
Date: ____________________________

STATE OF MARYLAND
COUNTY OF MONTGOMERY, to wit:

The foregoing instrument was acknowledged before me this ______ day of __________, 200___, by ___________________, _______________ of LERNER ENTERPRISES, LLC, Manager of DTC PARTNERS, LLC, a Virginia limited liability company, on behalf of the company.
In testimony whereof I have affixed my official seal on the date first above written.

__________________________
Notary Public

My Commission Expires: _________________

Notary Registration Number:_________________

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

ASSOCIATION:

The Association joins into this Agreement for the sole purpose of acknowledging and agreeing to their obligations pursuant to Section 4 herein.

DULLES TOWN CENTER PROPERTY OWNERS ASSOCIATION,
a Virginia nonstock corporation
By: _____________________________
Name: ___________________________
Title: ____________________________
Date: ____________________________
:

STATE OF MARYLAND
COUNTY OF MONTGOMERY, to wit:
The foregoing instrument was acknowledged before me this ______ day of __________, 200___, by ___________________, _______________ of DULLES TOWN CENTER PROPERTY OWNERS ASSOCIATION, a Virginia nonstock corporation, on behalf of the corporation.
In testimony whereof I have affixed my official seal on the date first above written.
__________________________
Notary Public
My Commission Expires: _________________
Notary Registration Number:_________________

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

CONSENT

The undersigned, Wachovia Bank, National Association, as the holder of the promissory note secured by, and the beneficiary of, that certain Deed of Trust and Security Agreement (the “Deed of Trust”), dated September 19, 1995, to Benjamin F. Williams and Robert M. Gordon, Trustees, securing First Union National Bank of Virginia, and recorded in Deed Book 1391, at Page 682, among the Land Records of Loudoun County, Virginia; corrected by instrument recorded in deed Book 1418, at Page 1277, among said Land Records; modified by Deed of Appointment of Substitute Trustee(s) dated September 12, 1997 and recorded in Deed Book 1524, at Page 1322 among said Land Records (removing Benjamin F. Williams and Robert M. Gordon and Trustees and substituting TRSTE, Inc. as Substitute Trustee); modified by Deed of Trust Modification Agreement dated September 12, 1997 and recorded in Deed Book 1524, at Page 1324; modified by Second Deed of Trust Modification Agreement and Partial Release dated February 19, 1998 and recorded in Deed Book 1553, at Page 751; modified by Third Deed of trust Modification Agreement dated November 25, 2998 and recorded in Deed Book 2638, at page 2190; corrected by Reinstatement of and Corrective Amendment to Deed of Trust dated December 17, 2007 and recorded in Deed Book 2071, at Page 1856; and modified by Fifth Deed of Trust Modification Agreement recorded as Instrument No. 20070710-0051612 among said Land Records (hereinafter referred to as the “Deed of Trust”), hereby consents to the foregoing and annexed Access Easement and Storm Water Management Agreement, and agrees that the Access Easement and Storm Water Management Agreement shall have the same force and effect as if it had been executed and recorded before the execution and recording of the Deed of Trust.

Address for Notices:WACHOVIA BANK,
NATIONAL ASSOCIATION

By: __________________
Title: _________________

The foregoing instrument was acknowledged before me this ______ day of __________, 200___, by ___________________, _______________ of Wachovia Bank, National Association, a national banking association, on behalf of the Bank.

In testimony whereof I have affixed my official seal on the date first above written.

__________________________
Notary Public

My Commission Expires: _________________

Notary Registration Number:_________________

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

EXHIBIT A-1

[Legal Description of CFC Parcel]

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EXHIBIT A-2

[Legal Description of DTC Retained Parcel]

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

EXHIBIT B

[Plat Showing Location of Existing and New Stormwater Detention Facilities]

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

EXHIBIT C

[Plat Showing Location of Century Boulevard Extension, Private Access Road  and Seller’s Private Roads]

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM

EXHIBIT D

[Stormwater Easement Plat Associated with CFC Site Plan]

FRXLIB-545711.7-BFTOMPKI-618435-70007 10/6/08 11:04 AM